Exhibit 3.2

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GPM PETROLEUM LP

a Delaware limited partnership

March 1, 2016

THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. SUCH LIMITED PARTNERSHIP INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED PARTNERSHIP INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF SUCH LIMITED PARTNERSHIP INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GPM PETROLEUM LP

a Delaware limited partnership

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND CONSTRUCTION
1.1	Definitions	2
1.2	Construction	2
ARTICLE 2 ORGANIZATION

2.1	Formation	3
2.2	Name	3
2.3	Registered Office; Registered Agent; Principal Office; Other Offices	3
2.4	Purposes	3
2.5	Foreign Qualification	3
2.6	Term	3
ARTICLE 3
PARTNERS; PARTNERSHIP INTERESTS

3.1	Partners	4
3.2	Partnership Interests	4
3.3	General Partner Interest	5
3.4	No Other Persons Deemed Partners	5
3.5	Withdrawal and Replacement of General Partner; No Withdrawal or Expulsion	5
3.6	Partners Schedules	5
3.7	Admission of Additional Limited Partners and Substituted Limited Partners and Creation of Additional Units	5
3.8	No Liability of Limited Partners	7
ARTICLE 4
CAPITAL CONTRIBUTIONS

4.1	Return of Contributions	7
4.2	Capital Account	8
4.3	Advances by Partners	8
4.4	No Commitment for Additional Financing	8

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

PAGE I

ARTICLE 5
DISTRIBUTIONS AND ALLOCATIONS

5.1	Distributions	9
5.2	Allocations of Profits and Losses	12
5.3	Special Allocations	12
5.4	Income Tax Allocations	14
5.5	Other Allocation Rules	15

ARTICLE 6
TRANSFER OF PARTNERSHIP INTERESTS;
PREEMPTIVE RIGHTS;
IPO CONVERSION

6.1	General Restrictions on Transfers of Partnership Interests	15
6.2	Restrictions on Transfers of Limited Partnership Interests	16
6.3	Transfers to Permitted Transferees	17
6.4	Drag-Along Rights	18
6.5	Tag-Along Rights	21
6.6	Initial Public Offering	24
6.7	Preemptive Rights	26
6.8	Regulatory Transfers	27
6.9	Monetization Transactions	28
6.10	Specific Performance	31

ARTICLE 7
MANAGEMENT

7.1	Management Under Direction of the General Partner	31
7.2	Limited Partner Approval Rights	32
7.3	Class A Preferred Unit Approval Rights; Class AQ Unit Approval Rights	32
7.4	Acknowledgement Regarding Outside Businesses and Opportunities	33
7.5	Acknowledgement and Release Relating to Matters Requiring Limited Partner Approval	35
7.6	Amendment, Modification or Repeal	35

ARTICLE 8
LIMITATION OF LIABILITY AND INDEMNIFICATION

8.1	Duties of the Partners and GP Managers; Limitation of Partner and GP Manager Liability; Indemnification	36
8.2	Fiduciary Duties of Officers; Limitation of Officer Liability; Indemnification	38
8.3	Advancement of Expenses	39
8.4	Priority of Indemnification	39
8.5	Multiple Rights to Indemnification	39
8.6	Procedure for Indemnification	40
8.7	Partnership Obligations; Indemnification Rights	40

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

PAGE II

8.8	Insurance	41

ARTICLE 9
CERTAIN AGREEMENTS OF THE PARTNERSHIP AND PARTNERS

9.1	Financial Reports and Access to Information; Fiscal Year End	41
9.2	Maintenance of Books	42
9.3	Accounts	42
9.4	Information	42

ARTICLE 10
TAXES

10.1	Tax Returns	44
10.2	Tax Partnership	44
10.3	Tax Elections	44
10.4	Tax Matters Partner	45

ARTICLE 11
DISSOLUTION; WINDING-UP AND TERMINATION; LIQUIDITY RIGHTS

11.1	Dissolution	46
11.2	Winding-Up and Termination	47
11.3	Deficit Capital Accounts	48
11.4	Certificate of Cancellation	48

ARTICLE 12
GENERAL PROVISIONS

12.1	Offset	49
12.2	Notices	49
12.3	Entire Agreement; Supersedure	49
12.4	Effect of Waiver or Consent	49
12.5	Amendment or Restatement; Power of Attorney	50
12.6	Binding Effect; No Third Party Beneficiaries	52
12.7	Governing Law; Severability; Limitation of Liability	52
12.8	Further Assurances	54
12.9	Counterparts	54
12.10	Outside Counsel	54
12.11	No Presumption	54

EXHIBITS
A Defined Terms
B Form of Third Amended and Restated Agreement of Limited Partnership

SCHEDULES:
I Partners Schedule for Holders of Units

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

PAGE III

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GPM PETROLEUM LP

a Delaware limited partnership

This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of GPM PETROLEUM LP, a Delaware limited partnership (the “Partnership”), dated March 1, 2016 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by and among the General Partner and each of the undersigned Limited Partners.

R E C I T A L S

WHEREAS, the Partnership was formed pursuant to the Act as a Delaware limited partnership on March 27, 2015 with the General Partner as its sole general partner and GPM as the sole organizational limited partner;

WHEREAS, the General Partner and GPM entered into that certain Agreement of Limited Partnership dated April 9, 2015 (such agreement, the “Original Agreement”);

WHEREAS, pursuant to the Amended And Restated Agreement of Limited Partnership of the Partnership (the “First Amended Partnership Agreement”) dated as of January 12, 2016 (the “Original Effective Date”) and that certain Contribution Agreement, dated as of the Original Effective Date (the “GPM Contribution Agreement”) by and among the Partnership, the General Partner, GPM, WOCSE and certain others party thereto, (i) GPM contributed to the Partnership the Initial LP Interest and 100% of the limited liability company interests in GPM Petroleum, LLC, a Delaware limited liability company, in exchange for the number of Class B Preferred Units in the Partnership set forth opposite GPM’s name on Schedule I and the additional consideration as described in the GPM Contribution Agreement and (ii) WOCSE contributed to the Partnership certain assets, as described in the GPM Contribution Agreement (the “Contributed Assets”), in exchange for the number of Class B Preferred Units in the Partnership set forth opposite WOCSE’s name on Schedule I, each in accordance with the provisions of the GPM Contribution Agreement;

WHEREAS, pursuant to the First Amended Partnership Agreement and that certain Purchase Agreement, dated as of January 11, 2016 (the “Class A Preferred Unit Purchase Agreement”), by and among the Partnership, the General Partner, GPM, WOCSE and the Class A Purchasers, each Class A Purchaser made a Capital Contribution to the Partnership in exchange for the number of Class A Preferred Units in the Partnership set forth opposite such Class A Purchaser’s name on Schedule I;

WHEREAS, pursuant to this Agreement and that certain Contribution Agreement, dated as of March 1, 2016 (the “VA Fuel USA Contribution Agreement”) by and among the Partnership and Fuel USA, LLC, a Delaware limited liability company (“Fuel USA”) and that certain Contribution Agreement to be dated as of March 8, 2016 (the “KY Fuel USA Contribution Agreement”; each of the VA Fuel USA Contribution Agreement and KY Fuel

GPM PETROLEUM LP

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

USA Contribution Agreement, a “Contribution Agreement” and collectively, the “Contribution Agreements”) by and among the Partnership and Fuel USA, Fuel USA shall contribute to the Partnership certain assets, as described in the respective Fuel USA Contribution Agreement (the “Fuel USA Contributed Assets”), in exchange for the number of Class AQ Units in the Partnership set forth opposite Fuel USA’s name on Schedule I in accordance with the provisions of the Fuel USA Contribution Agreements; and

WHEREAS, effective on the Effective Date, (a) GPM, the Class A Purchasers and WOCSE will continue as Limited Partners; (b) the General Partner will continue as the General Partner; and (c) Fuel USA will be admitted to the Partnership as a Limited Partner, in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, the General Partner and the Limited Partners hereby agree to amend and restate the First Amended Partnership Agreement in its entirety to read as follows:

A G R E E M E N T S

ARTICLE 1

DEFINITIONS AND CONSTRUCTION

1.1    Definitions. Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.

1.2    Construction. In this Agreement, unless a clear contrary intention appears: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation;” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular subdivision unless expressly so limited; (e) references in any Article or Section or definition to any clause means such clause of such Article, Section or definition; (f) references to Exhibits and Schedules are to the items attached hereto as the described Exhibits or Schedules hereto, each of which is hereby incorporated herein and made a part hereof for all purposes as if set forth in full herein; (g) references to dollars or money refer to the lawful currency of the United States; (h) references to “federal” or “Federal” mean U.S. federal or U.S. Federal, respectively; (i) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; (j) references to “Revenue Procedures,” or “Revenue Rulings” refer to Revenue Procedures or Revenue Rulings, respectively, published by the Internal Revenue Service; (k) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified (including any waiver or consent) and in effect from time to time in accordance with the terms thereof; and (l) reference to any Law means such Law as amended, modified, codified, reenacted or replaced and in effect from time to time. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE 2

ORGANIZATION

2.1    Formation. The Partnership was formed as a limited partnership under and pursuant to the Act by the filing of a certificate of limited partnership (the “Certificate”).

2.2    Name. The name of the Partnership is “GPM Petroleum LP” and all Partnership business must be conducted in that name or such other name or names that comply with Law and as the General Partner may select.

2.3    Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Partnership required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Partnership) as the General Partner may designate in the manner provided by Law. The registered agent of the Partnership in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the General Partner may designate in the manner provided by Law. The principal office of the Partnership, which need not be in the State of Delaware, shall be at such place as the General Partner may designate. The Partnership may have such other offices as the General Partner may designate.

2.4    Purposes. The purposes of the Partnership are to (a) engage, directly or indirectly through Subsidiaries, in the business of the wholesale distribution of motor fuels, including the distribution of motor fuels to parties that will sell such fuels on a consignment basis, and (b) to engage in such other activities incidental or ancillary thereto as the General Partner deems necessary or advisable, in each case upon the terms and conditions set forth in this Agreement.

2.5    Foreign Qualification. The General Partner shall cause the Partnership to comply with all requirements necessary to qualify the Partnership to conduct business as a foreign limited partnership in foreign jurisdictions to the extent that any such jurisdiction requires qualification for the Partnership to conduct business therein and to maintain the limited liability of the Limited Partners. At the request of the General Partner, each Limited Partner shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Partnership as a foreign limited partnership in all such jurisdictions in which the Partnership may conduct business; provided that no Limited Partner shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

2.6    Term. The term of the Partnership commenced with the filing of the Certificate and shall have a perpetual existence, unless and until it is wound up and liquidated in accordance with Article 11.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

ARTICLE 3

PARTNERS; PARTNERSHIP INTERESTS

3.1    Partners. The General Partner and the Limited Partners listed on Schedule I are the sole Partners of the Partnership as of the Effective Date. The General Partner has approved the admission of each of the Persons listed on Schedule I, each of whom (i) in the case of Fuel USA, is admitted to the Partnership as a Limited Partner upon such Person’s execution and delivery to the Partnership of this Agreement and (ii) with respect to each of GPM, WOCSE and the Class A Purchasers, has been admitted to the Partnership as a Limited Partner prior to the Effective Date.

3.2    Partnership Interests.

(a)    Units Generally. The Partnership Interests shall consist of the General Partner Interest and the Limited Partner Interests. All of the Limited Partner Interests authorized as of the Effective Date have been divided into three classes of Units referred to as Class A Preferred Units, Class B Preferred Units and Class AQ Units. As of the Effective Date, the Partnership is authorized to issue 3,500,000 Units designated as Class A Preferred Units, 12,085,000 Units designated as Class B Preferred Units and 843,750 Units designated as Class AQ Units.

(b)    Class A Preferred Units. On the Original Effective Date pursuant to the Class A Preferred Unit Purchase Agreement, the Class A Purchasers contributed to the Partnership, as a Capital Contribution, an aggregate $70,000,000 in exchange for an aggregate 3,500,000 Class A Preferred Units.

(c)    Class B Preferred Units. On the Original Effective Date pursuant to the GPM Contribution Agreement, (i) GPM contributed to the Partnership, as a Capital Contribution, the Initial LP Interest in exchange for 9,943,695 Class B Preferred Units and (ii) WOCSE contributed to the Partnership, as a Capital Contribution, the Contributed Assets in exchange for 2,141,305 Class B Preferred Units.

(d)    Class AQ Units. On (or within 10 days following) the Effective Date, and pursuant to the Fuel USA Contribution Agreements, Fuel USA shall contribute to the Partnership, as a Capital Contribution, the Fuel USA Contributed Assets in exchange for an aggregate 843,750 Class AQ Units as set forth on Schedule I.

(e)    UCC Securities. Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.

(f)    Unit Reissuance. Units that have been redeemed by or forfeited to the Partnership may be reissued subject to the terms of this Agreement.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

3.3    General Partner Interest. On the Effective Date, the General Partner shall retain a non-economic General Partner Interest in the Partnership, subject to all of the rights, privileges and duties of the General Partner under this Agreement.

3.4    No Other Persons Deemed Partners. Unless admitted to the Partnership as a Partner as provided in this Agreement, no Person (including an assignee of rights with respect to Partnership Interests or a transferee of Partnership Interests, whether voluntary, by operation of law or otherwise) shall be, or shall be considered, a Partner. The Partnership may elect to deal only with Persons admitted to the Partnership as Partners as provided in this Agreement (including their duly authorized representatives). Any distribution by the Partnership to a Person shown on the Partnership’s records as a Partner, or to the Partner’s legal representatives, shall relieve the Partnership of all liability to any other Person who may have an interest in such distribution by reason of any Transfer by the Partner or for any other reason.

3.5    Withdrawal and Replacement of General Partner; No Withdrawal or Expulsion.

(a)    If the General Partner withdraws as the general partner of the Partnership (other than in connection with a Drag-Along Transaction approved in accordance with this Agreement), the addition of a successor or additional general partner of the Partnership shall require Special Partner Approval.

(b)    A Partner (other than the General Partner) may not take any action to withdraw as a Partner voluntarily, and a Partner may not be removed involuntarily, prior to the dissolution and winding up of the Partnership, other than, (i) in the case of a Limited Partner as a result of a permitted Transfer of all of such Limited Partner’s Partnership Interests in accordance with Article 6 and each of the transferees of such Partnership Interests being admitted as a Substituted Limited Partner or (ii) in the case of the General Partner, with Special Partner Approval, following the admission of another Person approved by Special Partner Approval as a substitute General Partner. A Partner will cease to be a Partner only in the manner described in Section 3.7 or Article 11.

3.6    Partners Schedules. The General Partner on behalf of the Partnership shall maintain one or more schedules of all of the Partners from time to time, including their mailing addresses, the Partnership Interests held by them and the date of issuance of such Partnership Interests (such schedules, as the same may be amended, modified or supplemented from time to time, collectively the “Partners Schedules”). A copy of the Partners Schedule with respect to the Partners holding Class A Preferred Units, Class AQ Units and Class B Preferred Units as of the Effective Date is attached as Schedule I.

3.7    Admission of Additional Limited Partners and Substituted Limited Partners and Creation of Additional Units.

(a)    Authority. Subject to the limitations set forth in this Article 3 and Article 6, the Partnership may admit Additional Limited Partners and Substituted Limited Partners to the Partnership and, subject to (1) obtaining approval of the General Partner

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

and, to the extent required, any Limited Partner approval required by Section 7.3, (2) to the extent applicable, complying with any preemptive rights required by Section 6.7 and (3) as applicable, complying with the amendment provisions in Section 12.5, the Partnership may also issue additional Units or create and issue such additional classes or series of Units or other Partnership Interests (or securities convertible into or exercisable or exchangeable for a Unit or other Partnership Interest), having such designations, preferences and relative, participating or other special rights, powers and duties as the General Partner shall determine, including: (A) the right of any such class or series of Limited Partner Interests to share in the Partnership’s distributions; (B) the allocation to any such class or series of Limited Partner Interests of Profits (and all items included in the computation thereof) or Losses (and all items included in the computation thereof); (C) the rights of any such class or series of Limited Partner Interests upon dissolution or liquidation of the Partnership; and (D) the right of any such class or series of Limited Partner Interests to vote on matters relating to the Partnership and this Agreement. In connection with the issuance pursuant to and in accordance with this Article 3 of any class or series of Limited Partner Interests, the General Partner may, subject to Section 12.5, amend any provision of this Agreement, and authorize any Person to execute, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any Additional Limited Partner or Substituted Limited Partner to the Partnership or the authorization and issuance of such class or series of Limited Partner Interests (or securities convertible into or exercisable or exchangeable for a Limited Partner Interest), and the related rights and preferences thereof.

(b)    Conditions. An Additional Limited Partner or Substituted Limited Partner shall be admitted to the Partnership with all the rights and obligations of a Limited Partner if (i) all applicable conditions of Article 6 are satisfied and (ii) such Additional Limited Partner or Substituted Limited Partner, if not already a party to this Agreement, shall have executed and delivered to the Partnership an addendum agreement in such form as is approved by the General Partner and such other documents or instruments as may be required in the General Partner’s reasonable judgment to effect the admission. No Transfer or issuance of Partnership Interests otherwise permitted or required by this Agreement shall be effective, no Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place with respect to any Limited Partner Interests acquired by such transferee in any Transfer and no purchaser of newly issued Partnership Interests from the Partnership shall be deemed to be a Limited Partner if the foregoing conditions are not satisfied.

(c)    Rights and Obligations of Additional Limited Partners and Substituted Limited Partners. A transferee of Limited Partner Interests who has been admitted as an Additional Limited Partner or as a Substituted Limited Partner or a purchaser of newly issued Limited Partner Interests from the Partnership who has been admitted as an Additional Limited Partner in accordance with this Agreement shall have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Limited Partner holding Limited Partner Interests.

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(d)    Date of Admission as Additional or Substituted Limited Partner. Admission of an Additional Limited Partner or Substituted Limited Partner shall become effective on the date the applicable conditions set forth in Section 3.7(b) are satisfied. Upon the admission of an Additional Limited Partner or Substituted Limited Partner, (i) the General Partner shall, without the consent of any other Person, revise the Partners Schedules to reflect the name and address of, and number and class of Limited Partner Interests held by, such Additional Limited Partner or Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner and (ii) in the event of a Transfer to such Substituted Limited Partner of a Limited Partner Interest, the Transferring Limited Partner shall be relieved of its obligations under this Agreement with respect to such Transferred Limited Partner Interest, except as set forth in the proviso to the following sentence. Any Limited Partner who Transfers all of such Limited Partner’s Limited Partner Interests through one or more Transfers permitted by this Section 3.7 and Article 6 (where each transferee was admitted as a Substituted Limited Partner) shall cease to be a Limited Partner as of the last date on which all transferees are admitted as Substituted Limited Partners; provided that, notwithstanding anything to the contrary herein, such Limited Partner shall not be relieved of any liabilities incurred by such Limited Partner pursuant to the terms and conditions of this Agreement prior to the time such Limited Partner Transfers any Limited Partner Interest or ceases to be a Limited Partner hereunder.

3.8    No Liability of Limited Partners. Except as otherwise provided under the Act, the debts, liabilities, contracts and other obligations of the Partnership (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Partnership, and no Limited Partner, in its capacity as such, shall be liable personally (a) for any debts, liabilities, contracts or any other obligations of the Partnership, except to the extent and under the circumstances set forth in any non-waivable provision of the Act or in any separate written instrument signed by the applicable Limited Partner, or (b) for any debts, liabilities, contracts or other obligations of any other Partner. No Limited Partner shall have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Partnership or to return distributions made by the Partnership, except as expressly provided in this Agreement or required by any non-waivable provision of the Act; provided, however, that each Limited Partner shall be responsible to the Partnership for its failure to fund its elections to purchase New Units from the Partnership pursuant to Section 6.7. However, if any court of competent jurisdiction orders, holds or determines that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to restore any such negative balance, make any such contribution or make any such return, such obligation shall be the obligation of such Limited Partner and not of any other Person.

ARTICLE 4

CAPITAL CONTRIBUTIONS

4.1    Return of Contributions. Except as provided in Section 6.9 and Section 11.2(d), upon a redemption of a Partner’s Units by the Partnership, a Partner is not entitled to the return

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Partnership or of any Partner. A Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any other Partner’s Capital Contributions. For the avoidance of doubt, this Section 4.1 shall not limit the Partnership’s rights and obligations to make distributions in accordance with Section 5.1.

4.2    Capital Account.

(a)    A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Partner’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Partner to the Partnership, (ii) the Book Value of property contributed by such Partner to the Partnership (net of liabilities that the Partnership is considered to assume or take the contributed property subject to), (iii) allocations to such Partner of Profits pursuant to Section 5.2 and any other items of income or gain allocated to such Partner pursuant to Section 5.3, and (iv) any other increases allowed or required by Treasury Regulation Section 1.704-1(b)(2)(iv), and (b) shall be decreased by (i) the amount of money distributed to such Partner by the Partnership, (ii) the Book Value of property distributed to such Partner by the Partnership (net of liabilities that such Partner is considered to assume or take the distributed property subject to), and (iii) allocations to such Partner of Losses pursuant to Section 5.2 and any other items of loss or deduction allocated to such Partner pursuant to Section 5.3. A Partner that has more than one class or series of Partnership Interests shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Partnership Interests.

(b)    On the Transfer of all or part of a Partner’s Partnership Interests, the Capital Account of the transferor that is attributable to the transferred Partnership Interests shall carry over to the transferee Partner in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

(c)    Except as otherwise required in the Act, no Partner shall have any liability to restore all or any portion of a deficit balance in such Partner’s Capital Account.

4.3    Advances by Partners. If the Partnership does not have sufficient cash to pay its obligations, then with the approval of the General Partner, any or all of the Limited Partners may (but will have no obligation to) advance all or part of the needed funds to or on behalf of the Partnership, which advances will constitute a loan from each such Limited Partner to the Partnership, will bear interest and be subject to such other terms and conditions as agreed by each such Limited Partner and the General Partner and will not be deemed to be a Capital Contribution.

4.4    No Commitment for Additional Financing. The Partnership and each Partner acknowledge and agree that no Limited Partner has made any representation, commitment or

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

agreement to provide or assist the Partnership in obtaining any financing, investment or other assistance. In addition, the General Partner, on behalf of the Partnership, and each Partner acknowledge and agree that (a) no statements made by any Partner or its representatives before, on or after the Effective Date shall create an obligation to provide or assist the Partnership in obtaining any financing or investment except to the extent expressly set forth in the Transaction Documents, (b) the Partnership shall not rely on any such statement by any Partner or its representatives, and (c) an obligation to provide or assist the Partnership in obtaining any financing or investment may only be created by a written agreement, signed by such Partner and the Partnership, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Partner shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Partnership, and shall have no obligation to assist or cooperate with the Partnership in obtaining any financing, investment or other assistance.

ARTICLE 5

DISTRIBUTIONS AND ALLOCATIONS

5.1    Distributions.

(a)    Each distribution made by the Partnership, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 5 and applicable Law.

(b)    Subject to the other provisions of this Agreement, the General Partner intends to cause the Partnership to distribute all Available Cash to the Limited Partners as set forth in this Section 5.1(b) in respect of each Month ending on or after the Effective Date. All distributions made pursuant to this Section 5.1(b) shall be paid in cash to the Limited Partners within 30 days of the last day of the Month with respect to which a distribution is made (the date on which a distribution is paid being referred to herein as a “Payment Date”), in the following order of priority:

(i)    First, 100% to the Limited Partners holding Class A Preferred Units in accordance with their respective Class A Percentage Interests until there has been distributed in respect of each Class A Preferred Unit then outstanding an amount equal to the Minimum Monthly Distribution for such Month;

(ii)    Second, 100% to the Limited Partners holding Class A Preferred Units in accordance with their respective Class A Percentage Interests until there has been distributed in respect of each Class A Preferred Unit then outstanding an amount equal to the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the Payment Date for such distribution;

(iii)    Third, 100% to the Limited Partners holding Class AQ Units in accordance with their respective Class AQ Percentage Interests until there has been distributed in respect of each Class AQ Unit then outstanding an amount equal to the Minimum Monthly Distribution for such Month;

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

(iv)    Fourth, 100% to the Limited Partners holding Class AQ Units in accordance with their respective Class AQ Percentage Interests until there has been distributed in respect of each Class AQ Unit then outstanding an amount equal to the Cumulative Class AQ Unit Arrearage, if any, with respect to such Class AQ Unit as of the Payment Date for such distribution;

(v)    Fifth, 100% to the Limited Partners holding Class B Preferred Units in accordance with their respective Class B Percentage Interests until there has been distributed in respect of each Class B Preferred Unit then outstanding an amount equal to the Minimum Monthly Distribution for such Month;

(vi)    Sixth, 100% to the Limited Partners holding Class B Preferred Units in accordance with their respective Class B Percentage Interests until there has been distributed in respect of each Class B Preferred Unit then outstanding an amount equal to the Cumulative Class B Preferred Unit Arrearage, if any, with respect to such Class B Preferred Unit as of the Payment Date for such distribution;

(vii)    Seventh, 100% to the Limited Partners holding Class AQ Units and Class B Preferred Units in accordance with their respective Second Tier Percentage Interests until there has been distributed in respect of each Class AQ Unit and each Class B Preferred Unit then outstanding an amount equal to the Second Tier Minimum Monthly Distribution for such Month; provided, however, that no distribution shall be made in respect of a Class AQ Unit or Class B Preferred Unit, as applicable, pursuant to this Section 5.1(b)(vii) in excess of the Second Tier Minimum Monthly Distribution for such Month in respect of such Unit;

(viii)    Eighth, 100% to the Limited Partners holding Class AQ Units and Class B Preferred Units in accordance with their respective Second Tier Percentage Interests until there has been distributed in respect of each Class AQ Unit and each Class B Preferred Unit then outstanding an amount equal to the Cumulative Second Tier Arrearage, if any, with respect to each such Class AQ Unit and Class B Preferred Unit as of the Payment Date for such distribution; provided, however, that no distribution shall be made in respect of a Class AQ Unit or Class B Preferred Unit, as applicable, pursuant to this Section 5.1(b)(viii) in excess of the Cumulative Second Tier Arrearage as of the Payment Date for such distribution in respect of such Unit; and

(ix)    Thereafter, to the Limited Partners in accordance with their respective Percentage Interests.

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(c)    Unless and until the Cumulative Class A Preferred Unit Arrearage, if any, with respect to each outstanding Class A Preferred Unit is $0, the Partnership shall not be permitted to, and shall not, declare or make any distribution in respect of the Class AQ Units, Class B Preferred Units or any other class or series of Junior Securities. Unless and until the Cumulative Class AQ Unit Arrearage, if any, with respect to each outstanding Class AQ Unit is $0, the Partnership shall not be permitted to, and shall not, declare or make any distribution in respect of the Class B Preferred Units or any other class or series of Partnership Interests ranking junior to the Class AQ Units with respect to distributions pursuant to this Section 5.1.

(d)    For the avoidance of doubt, nothing in this Section 5.1 shall create an obligation on the part of the Partnership to make distributions to any Partner.

(e)    All distributions made under this Section 5.1 shall be made to the holders of record of the applicable Partnership Interests on the record date established by the General Partner (the “Record Date”) or, in the absence of any such Record Date, to the holders of the applicable Partnership Interests on the date of the distribution.

(f)    The Partnership is authorized to deduct or withhold from distributions, or with respect to allocations, to the holders of Partnership Interests and to pay over to any U.S. federal, state, local or non-U.S. taxing authority any amounts required to be so deducted or withheld pursuant to the Code (including any Taxes required to be withheld with respect to allocations of effectively connected income to non-U.S. Limited Partners pursuant to Section 1446 of the Code and any Taxes payable by the Partnership pursuant to Section 6225 of the Code with respect to items of income, gain, loss deduction or credit allocable or attributable to a Partner) or any provisions of applicable Law. For all purposes under this Agreement, any amount so deducted or withheld shall be treated as actually distributed to the holder of Partnership Interests with respect to which such amount was deducted or withheld, and shall be credited against and reduce any further distributions to which such holder otherwise would have been entitled to receive under this Agreement. To the extent any amount directly or indirectly payable to the Partnership has been reduced by any deduction or withholding for or on account of any Tax, and the amount of such Tax has been determined based on the ownership of specific Partnership Interests by any Partner, then the amount otherwise distributable to such Partner with respect to such Partnership Interests shall be reduced to reflect such deduction or withholding. Upon the Partnership’s request, each Limited Partner shall promptly provide to the Partnership a duly completed and executed original IRS Form W-9 or the appropriate IRS Form W-8 and such other information as may be reasonably requested by the Partnership in order for it to accurately determine its withholding obligation, if any.

(g)    If, after the Effective Date, the Partnership (A) makes a distribution on any class or series of Units in additional Units of such class or series, (B) subdivides or splits any class or series of Units into a greater number of such class or series of Units, (C) combines or reclassifies any class or series of Units into a smaller number of such any class or series of Units or (D) issues by reclassification of any class or series of Units any

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other Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person) (each of clauses (A)-(C), a “Reclassification Event”), then the Minimum Monthly Distribution and Second Tier Minimum Monthly Distribution applicable to such class or series of Units at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification, as applicable, shall be proportionately adjusted. An adjustment made pursuant to this Section 5.1(g) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification. Such adjustment shall be made successively whenever any event described above shall occur.

5.2    Allocations of Profits and Losses. After giving effect to the allocations under Section 5.3, Profits and Losses (and to the extent determined necessary and appropriate by the General Partner to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Partners during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Partners (as adjusted to reflect all allocations under Section 5.3 and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (a) the amount such Partners would receive if all assets of the Partnership on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Partnership were satisfied in cash in accordance with their terms (limited in the case of non-recourse liabilities to the Book Value of the property securing such liabilities) and all remaining or resulting cash were distributed to the Partners in accordance with Section 5.1(b) minus (b) such Partner’s share of Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Partner is treated as obligated to contribute to the Partnership, computed immediately after the hypothetical sale of assets.

5.3    Special Allocations. The following allocations shall be made in the following order:

(a)    Nonrecourse Deductions shall be allocated to the Partners as determined by the General Partner, to the extent permitted by the Treasury Regulations.

(b)    Partner Nonrecourse Deductions attributable to Partner Nonrecourse Debt shall be allocated to the Partners bearing the Economic Risk of Loss for such Partner Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Partner bears the Economic Risk of Loss for such Partner Nonrecourse Debt, the Partner Nonrecourse Deductions attributable to such Partner Nonrecourse Debt shall be allocated among the Partners according to the ratio in which they bear the Economic Risk of Loss. This Section 5.3(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)    Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for an Allocation Period (or if there was a net decrease in

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Minimum Gain for a prior Allocation Period and the Partnership did not have sufficient amounts of income and gain during prior periods to allocate among the Partners under this Section 5.3(c)), items of income and gain shall be allocated to each Partner in an amount equal to such Partner’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 5.3(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)    Notwithstanding any provision hereof to the contrary except Section 5.3(c) (dealing with Minimum Gain), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain for an Allocation Period (or if there was a net decrease in Partner Nonrecourse Debt Minimum Gain for a prior Allocation Period and the Partnership did not have sufficient amounts of income and gain during prior periods to allocate among the Partners under this Section 5.3(d), items of income and gain shall be allocated to each Partner in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 5.3(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)    Notwithstanding any provision hereof to the contrary except Section 5.3(a) and Section 5.3(b), no Losses or other items of loss or expense shall be allocated to any Partner to the extent that such allocation would cause such Partner to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit balance in its Adjusted Capital Account) at the end of such Allocation Period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.3(e) shall be allocated to the Partners who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Partner to have a deficit in its Adjusted Capital Account.

(f)    Notwithstanding any provision hereof to the contrary except Section 5.3(c) and Section 5.3(d), a Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) in an amount and manner sufficient to eliminate any deficit balance in such Partner’s Adjusted Capital Account as quickly as possible; provided that an allocation pursuant to this Section 5.3(f) shall be made only if and to the extent that such Partner would have deficit Adjusted Capital Account balance after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.3(f) were not in this Agreement. This Section 5.3(f) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(g)    In the event that any Partner has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Partner shall be allocated items of

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Partnership gross income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(g) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.3(f) and this Section 5.3(g) were not in this Agreement.

(h)    To the extent an adjustment to the adjusted tax basis of any Partnership properties pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Partner in complete liquidation of such Partner’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Partners in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulation Section applies, or to the Partner to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

5.4    Income Tax Allocations.

(a)    All items of income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 5.2 or Section 5.3, except as otherwise provided in this Section 5.4.

(b)    In accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), income, gain, deduction and loss with respect to any Partnership property having a Book Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Partners in order to account for any such difference using the “remedial method” under Treasury Regulation Section 1.704-3(d) or such other method or methods as determined by the General Partner to be appropriate and in accordance with the applicable Treasury Regulations.

(c)    Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Partners who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of credits shall be allocated to the Partners in accordance with applicable law.

(d)    Tax credits of the Partnership shall be allocated among the Partners as provided in Treasury Regulation Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).

(e)    If, as a result of an exercise of a noncompensatory option to acquire an interest in the Partnership, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Partnership shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

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(f)    Allocations pursuant to this Section 5.4 are solely for purposes of U.S. federal, state, and local taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

5.5    Other Allocation Rules.

(a)    All items of income, gain, loss, deduction and credit allocable to an interest in the Partnership that may have been Transferred shall be allocated between the transferor and the transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest, without regard to the results of Partnership operations during any particular portion of that year and without regard to whether cash distributions were made to the transferor or the transferee during that year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

(b)    The Partners’ proportionate shares of the “excess nonrecourse liabilities” of the Partnership, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be allocated to the Partners in any manner determined by the General Partner and permissible under the Treasury Regulations.

(c)    The definition of Capital Account set forth in Section 4.2(a) and the allocations set forth in Section 5.3, Section 5.4 and the preceding provisions of this Section 5.5 are intended to comply with the Treasury Regulations. If the General Partner determines that the determination of a Partner’s Capital Account or the allocations to a Partner are not in compliance with the Treasury Regulations, the General Partner is authorized to make any appropriate adjustments.

ARTICLE 6

TRANSFER OF PARTNERSHIP INTERESTS;

PREEMPTIVE RIGHTS;

IPO CONVERSION

6.1    General Restrictions on Transfers of Partnership Interests.

(a)    Transfers of Partnership Interests otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act.

(b)    Except in connection with the Initial Public Offering, for so long as the Partnership is a partnership for U.S. federal income tax purposes, in no event may any Transfer of any Partnership Interests by any Partner be made if such Transfer is

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effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or if such Transfer would otherwise result in the Partnership being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the regulations promulgated thereunder.

(c)    Transfers of Partnership Interests may only be made in strict compliance with all applicable provisions of this Agreement, and any purported Transfer of Partnership Interests that does not so comply with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the General Partner on behalf of the Partnership shall not recognize or be bound by any such purported Transfer and shall not effect any such purported Transfer on the transfer books of the Partnership or Capital Accounts of the Partners. The Partners agree that the restrictions contained in this Article 6 are fair and reasonable and in the best interests of the Partnership and the Partners.

(d)    Each member of the Class A Group agrees to provide notice to the GPM Group in the event a Transfer of Equity Interests in a single transaction or series of related transactions results in Equity Interests in such Partner representing a majority of the economic or voting interests in such Partner being owned or Controlled by a Person or Persons that such Partner could not directly Transfer its Membership Interests to under Section 6.2(b).

(e)    Each member of the Class AQ Group agrees that it will not permit Transfers of Equity Interests in such Partner (other than to Permitted Transferees) in a single transaction or series of related transactions if such Transfers collectively would result in Equity Interests in such Partner representing a majority of the economic or voting interests in such Partner being owned or Controlled by a Person or Persons that such Partner could not directly Transfer its Membership Interests to under Section 6.3. Furthermore, notwithstanding anything to the contrary herein, no member of the Class AQ Group may Transfer Partnership Interests to a Permitted Transferee if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this Section 6.1(e) is to prohibit the Transfer of Partnership Interests to a Permitted Transferee followed by a change in the relationship between the transferor and the Permitted Transferee (or a change of Control of such transferor or Permitted Transferee) after the Transfer with the result and effect that the transferor has indirectly made a Transfer of Partnership Interests by using a Permitted Transferee, which Transfer would not have been directly permitted under Section 6.3 or otherwise had such change in such relationship occurred prior to such Transfer).

6.2    Restrictions on Transfers of Limited Partnership Interests.

(a)    GPM Group. Subject to Sections 6.1, 6.5 and 6.9, if applicable, any member of the GPM Group may at its option Transfer all or any part of its Limited Partner Interests without approval from any other Partner.

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(b)    Class A Group. A Transfer of Partnership Interests held by any member of the Class A Group may only be made if such Transfer (x) complies with the provisions of Section 6.1 and (y) such Transfer is:

(i)    to a Permitted Transferee of the holder of such Partnership Interests in accordance with Section 6.3;

(ii)    made in connection with a Drag-Along Transaction in accordance with Section 6.4;

(iii)    made pursuant to Section 6.8;

(iv)    made in connection with the exercise of the rights set forth in Section 6.9;

(v)    made by an Eligible Seller in connection with the exercise of Inclusion Rights in a Tag-Along Sale in accordance with Section 6.5; or

(vi)    made with the consent of the General Partner.

(c)    Class AQ Group. A Transfer of Partnership Interests held by any member of the Class AQ Group may only be made if such Transfer (x) complies with the provisions of Section 6.1 and (y) such Transfer is:

(i)    to a Permitted Transferee of the holder of such Partnership Interests in accordance with Section 6.3;

(ii)    made in connection with a Drag-Along Transaction in accordance with Section 6.4;

(iii)    made by an Eligible Seller in connection with the exercise of Inclusion Rights in a Tag-Along Sale in accordance with Section 6.5; or

(iv)    made with the consent of the General Partner.

(d)    General Partner. Subject to Sections 6.1 and 6.9, if applicable, the General Partner may at its option Transfer all or any part of its General Partner Interest without approval from any other Partner.

6.3    Transfers to Permitted Transferees. Any member of the Class A Group or the Class AQ Group may Transfer all or a portion of its Partnership Interests to a Permitted Transferee of such holder, without the approval of any other Partner, subject to the provisions of Section 6.1; provided, however, that such Permitted Transferee shall not be entitled to make any further Transfers in reliance upon this Section 6.3, except for a Transfer of such acquired Partnership Interests (i) back to such original holder, (ii) to another Permitted Transferee of such original holder, or (iii) if such Permitted Transferee is a natural person, to (x) the spouse of such Permitted Transferee or such Permitted Transferee’s lineal descendants (whether by blood or

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adoption) or (y) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such Permitted Transferee or relatives of such Permitted Transferee.

6.4    Drag-Along Rights.

(a)    A Drag-Along Transaction involving a bona fide arm’s length transaction with a Third Party counterparty or counterparties may be initiated by any member of the GPM Group at any time, without the consent of any other Partner, if the consideration received pursuant to Section 6.4(c)(ii) in respect of each outstanding Class A Preferred Unit in connection with such Drag-Along Transaction is equal to at least the sum of (i) the Preferred Return of such Class A Preferred Unit as of the date that such Drag-Along Transaction is completed plus (ii) the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the date that such Drag-Along Transaction is completed plus (iii) the Current Distributions on such Class A Preferred Unit as of the date that such Drag-Along Transaction is completed (the “Drag-Along Condition”); provided that such requirement may be waived in whole or in part with the consent in writing of any member of the Class A Group. The Partner or Partners initiating a Drag-Along Transaction pursuant to this Section 6.4(a) are referred to as the “Initiating Partner(s).”

(b)    In connection with any Drag-Along Transaction properly initiated pursuant to Section 6.4(a), and subject to the terms and conditions set forth in this Section 6.4, the General Partner and all other holders of Partnership Interests entitled to consent thereto shall consent to and raise no objections against the consummation of the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a consolidation, merger or other business combination, or a sale or other disposition of all or substantially all of the assets of the Partnership, each holder of Partnership Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such consolidation, merger, other business combination or asset sale, or (ii) a sale of all or substantially all of the Partnership Interests, the General Partner and each other holder of Partnership Interests shall agree to sell all of its Partnership Interests that are the subject of the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction. The General Partner and all other holders of Partnership Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Initiating Partner(s), including the execution of such agreements and such other instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow or holdback arrangements relating to such Drag-Along Transaction (in each case, subject to Sections 6.4(c)(iv), 6.4(c)(v) and 6.4(c)(vi)), in each case to the extent that each other holder of Partnership Interests is similarly obligated except as otherwise provided for herein, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in Section 6.4(c). The holders of Partnership Interests shall be permitted to sell their Partnership Interests pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 6, other than Sections 6.1 and 6.10.

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(c)    The obligations of the holders of Partnership Interests pursuant to this Section 6.4 are subject to the following terms and conditions:

(i)    the consideration to be received in a Drag-Along Transaction shall consist solely of cash or Marketable Securities (including by way of transactions involving escrow arrangements, holdbacks, earn-out rights, lock-up agreements and other contractual arrangements which may entitle the holders of Partnership Interests to future amounts payable in cash or Marketable Securities);

(ii)    upon the consummation of the Drag-Along Transaction, the aggregate consideration from such Drag-Along Transaction shall be allocated in accordance with Section 11.2(d); provided that the Initiating Partner(s) shall be entitled to allocate to the holders of Class A Preferred Units the consideration from such Drag-Along Transaction that would otherwise be allocated to the other Partner(s) in order cause the Drag-Along Condition to be satisfied with respect to such Drag-Along Transaction;

(iii)    the Partnership shall bear the reasonable, documented costs incurred in connection with any Drag-Along Transaction (costs incurred by or on behalf of any holder of Partnership Interests for its sole benefit will not be considered costs of the Drag-Along Transaction) unless otherwise agreed by the Partnership and the acquiror, in which case no holder of Partnership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Transaction and no holder of Partnership Interests shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Partnership for that portion paid) that is more than its pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable, documented costs incurred in connection with a consummated Drag-Along Transaction;

(iv)    no holder of Partnership Interests shall be required to provide any representations, warranties or indemnities under any agreements entered into in connection with the Drag-Along Transaction, other than (A) with respect only to the holders of Class B Preferred Units, representations, warranties or indemnities relating to the business or condition of the Partnership and its Subsidiaries for which the sole recourse is to consideration in escrow or holdback or by way of offset against amounts potentially payable in the future pursuant to earn-out rights or similar contractual arrangements and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning (1) such holder’s valid title to and ownership of the Partnership Interests, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws); (2) such holder’s authority, power and right to enter into and consummate the Drag-Along Transaction; (3) the absence

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of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the Drag-Along Transaction; and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the Drag-Along Transaction (and then only to the extent that each other holder of Partnership Interests provides similar representations, warranties and indemnities with respect to the Partnership Interests held by such holder of Partnership Interests);

(v)    no holder of Partnership Interests shall be obligated in respect of any indemnity obligations other than with respect to the customary representations, warranties and indemnities made on a several (and not joint) basis and referred to in Section 6.4(c)(iv) in such Drag-Along Transaction for an aggregate amount in excess of the total consideration payable to such holder of Partnership Interests in such Drag-Along Transaction;

(vi)    consideration placed in escrow or holdback shall be allocated among holders of Partnership Interests such that in the event the applicable Third Party in the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 6.4(c)(ii) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction; and

(vii)    if some or all of the consideration received in connection with the Drag-Along Transaction is other than cash, then such consideration shall be deemed to have a dollar value equal to the Fair Market Value of such consideration; provided, however, that upon written request, the General Partner shall provide any holder of Partnership Interests all information reasonably related to its determination of Fair Market Value.

(d)    Notwithstanding anything to the contrary in this Section 6.4, if the consideration proposed to be paid to the holders of Partnership Interests in a Drag-Along Transaction includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each of the holders of Partnership Interests that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Initiating Partner(s), to (i) at the cost of the Partnership, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such requesting holders or (ii) accept cash in lieu of any securities such non-Accredited Investor would otherwise receive in an amount equal to the Fair Market Value of such securities.

(e)    The Initiating Partner(s) shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the General Partner and the Partnership to

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cooperate fully with potential acquirors in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirors, including making the Partnership’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its officers and employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. In addition, the Initiating Partner(s) proposing a Drag-Along Transaction shall be entitled to take all steps reasonably necessary to carry out an auction of the Partnership, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation. The General Partner and the Partnership shall provide assistance with respect to these actions as reasonably requested.

6.5    Tag-Along Rights.

(a)    If any member of the GPM Group (in such capacity, the “Transferor”) desires to Transfer all or any portion of its Class B Preferred Units to a Third Party (the “Tag-Along Transferee”), the Transferor shall offer to include in such proposed Transfer (a “Tag-Along Sale”) a number of Units owned and designated by any Eligible Seller in accordance with the terms of this Section 6.5. Notwithstanding the foregoing, this Section 6.5 shall not be applicable to, and a Transferor may Transfer Class B Preferred Units without complying with any of the provisions of this Section 6.5 in connection with, any Transfer: (i) to a Permitted Transferee; (ii) made pursuant to a Drag-Along Transaction pursuant to Section 6.4; or (iii) made in connection with the Initial Public Offering. The Transferor shall cause the offer from such Tag-Along Transferee (the “Tag-Along Offer”) to be reduced to writing, which writing shall include (A) an offer to purchase or otherwise acquire Units from the Eligible Sellers as required by this Section 6.5, (B) a time and place designated for the closing of such purchase, (C) the per Unit purchase price and form of consideration proposed to be paid by the Tag-Along Transferee (the “Tag-Along Price”), and (D) all other material terms and conditions of the purchase, including the form of the proposed agreement, if any.

(b)    Each of the Eligible Sellers shall be entitled to request to include certain of its Units in such Tag-Along Sale, in each case in accordance with the terms of this Section 6.5.

(c)    The Transferor shall send written notice of such Tag-Along Offer (an “Inclusion Notice”), together with the Transferor Requested Percentage, to each of the Eligible Sellers. Each Eligible Seller shall have the right (an “Inclusion Right”), exercisable by delivery of written notice to the Transferor at any time within 10 days after receipt of the Inclusion Notice, to request to sell a number of Units up to the total number of Units held by such Eligible Seller multiplied by the Transferor Requested Percentage. In the event that (i) the Tag-Along Sale is not consummated within 90 days of the date of the delivery of the Inclusion Notice and (ii) an Eligible Seller has requested

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to sell Units pursuant to this Section 6.5(c), such Eligible Seller may cancel such request at any time thereafter and such Eligible Seller shall not be required to sell Units pursuant to this Section 6.5.

(d)    Promptly following the completion of the procedures described in Section 6.5(c), the following procedures shall apply:

(i)    first, the Transferor shall notify the Tag-Along Transferee of the number of Requested Units; and

(ii)    next, the Transferor shall determine whether the Tag-Along Transferee is willing to purchase all of the Requested Units and, if the Tag-Along Transferee is unwilling to purchase all such Units, then, the Transferor shall determine what percentage of the aggregate of (i) the Class B Preferred Units that the Transferor proposes to sell in the Tag-Along Sale and (ii) the Requested Units the Tag-Along Transferee is willing to purchase in the aggregate (the “Purchased Percentage”). Upon making such determination, (A) the number of Class B Preferred Units that the Transferor proposes to sell in the Tag-Along Sale and (B) the number of Requested Units that each exercising Eligible Seller requested to sell in the Tag-Along Sale shall be reduced on a pro rata basis (based on the number of Units that each such holder desired to sell) so as to permit each of the Transferor and the exercising Eligible Sellers to sell a number of Units equal to the product of (x) the number of Units that such holder desired to sell multiplied by (y) the Purchased Percentage (the “Purchased Units”); provided, however, that if, following such pro rata reduction, there are Requested Units constituting Class A Preferred Units that are not Purchased Units (the “Excess Requested Class A Preferred Units”) and the number of Excess Requested Class A Preferred Units is less than the number of Purchased Units constituting Class AQ Units (the “Class AQ Purchased Units”), then the number of Class AQ Purchased Units shall be reduced on a pro rata basis (based on the number of Class AQ Units that each holder of Class AQ Purchased Units desired to sell) and the number of Purchased Units held by each holder of Excess Requested Class A Preferred Units shall be increased to include a number of Units equal to the number of Excess Requested Class A Preferred Units held by such holder; provided, further, that if the number of Excess Requested Class A Preferred Units is greater than the number of Class AQ Purchased Units, then the number of Class AQ Purchased Units shall be reduced to zero and the number of Purchased Units held by each holder of Excess Requested Class A Preferred Units shall be increased to include a number of Units equal to the product of (x) the number of Class AQ Purchased Units (prior to reducing the number of such Class AQ Purchased Units to zero) multiplied by (y) a fraction of which the numerator is the number of Excess Requested Class A Preferred Units held by such holder and the denominator is aggregate number of Excess Requested Class A Preferred Units.

(e)    Notwithstanding anything to the contrary in this Section 6.5, if the consideration proposed to be paid by the Tag-Along Transferee in a Tag-Along Sale

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includes securities with respect to which no registration statement covering the issuance of such securities has been declared effective under the Securities Act, then each holder of Units participating in the Tag-Along Sale that is not then an Accredited Investor (without regard to Rule 501(a)(4)) may be required, at the request and election of the Transferor, to (i) at the cost of the Partnership, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to such Transferor or (ii) agree to accept cash in lieu of any securities such holder would otherwise receive in an amount equal to the Fair Market Value of such securities; provided, however, that upon written request, the General Partner shall provide any holder of Partnership Interests all information reasonably related to its determination of Fair Market Value.

(f)    At the time (subject to extension to the extent necessary to pursue any required regulatory or equity holder approvals, including to allow for the expiration or termination of all waiting periods under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended) and place provided for the closing in the Tag-Along Offer, or at such other time and place as the Eligible Sellers, the Transferor and the Tag-Along Transferee shall agree, the Eligible Sellers and the Transferor shall sell to the Tag-Along Transferee all of the Purchased Units. Each sale of Purchased Units pursuant to this Section 6.5(f) shall be upon terms and conditions, if any, not more favorable, individually and in the aggregate, to the purchaser than those in the Tag-Along Offer and the Inclusion Notice and upon the consummation of such sale, each holder of Purchased Units shall receive the consideration specified in Section 6.5(g).

(g)    Upon the consummation of a Tag-Along Sale, each holder of Purchased Units shall receive an amount of consideration equal to the product of (i) the number of Purchased Units sold by such holder in the Tag-Along Sale multiplied by (ii) the Tag-Along Price.

(h)    The Transferor shall have the right in connection with any Tag-Along Sale (or in connection with the investigation or consideration of any potential Tag-Along Sale) to require the General Partner and the Partnership to cooperate fully with potential acquirors in such prospective Tag-Along Sale by taking all customary and other actions reasonably requested by such Transferor or such potential acquirors, including making the Partnership’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors, establishing a physical or electronic data room including materials customarily made available to potential acquirors in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions. The General Partner and the Partnership shall provide assistance with respect to these actions as reasonably requested.

(i)    No holder of Partnership Interests shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale and no holder of Partnership Interests shall be obligated to pay any portion (or, if paid, shall be entitled to be reimbursed by the Partnership for that portion paid) that is more than its pro rata share

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(based upon the amount of consideration received by such holder in the Tag-Along Sale) of reasonable expenses incurred by such holder in connection with a consummated Tag-Along Sale for the benefit of all holders of Partnership Interests participating in the Tag-Along Sale and are not otherwise paid by the Partnership or another Person.

(j)    Notwithstanding anything to the contrary in this Agreement, at any time after the 180th day following the consummation of the Tag-Along Sale with respect to each proposed Tag-Along Sale, the Partnership, with the approval of the General Partner, shall be entitled to waive, on behalf of each Eligible Seller, each former Eligible Seller and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, Directors, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Seller Persons”) any and all claims such Eligible Seller Persons have, had or may have or have had with respect to any non-compliance or violation of this Section 6.5 by any Person with respect to such Tag-Along Sale (whether or not any Units were Transferred pursuant to this Section 6.5), other than any such claim that has been made in writing and delivered to the Partnership prior to the expiration of such 180-day period.

6.6    Initial Public Offering.

(a)    Notwithstanding anything to the contrary in this Agreement (including Sections 7.2 and 12.5) and subject solely to the satisfaction of the IPO Conditions (unless waived in whole or in part in writing by, with respect to the Class A IPO Condition, any member of the Class A Group holding Limited Partner Interests or by, with respect to the Class AQ IPO Condition, the Class AQ Group), the Initial Public Offering may be initiated and approved at any time by the General Partner without the consent of any other Partner. In connection with the Initial Public Offering, (i) the Partners shall amend and restate this Agreement in the form attached hereto as Exhibit B (the “Third A&R LPA”), with such changes thereto as the General Partner shall deem necessary or appropriate in its sole discretion; (ii) the Units outstanding immediately prior to the Initial Public Offering shall be converted into an aggregate number of Common Units and Subordinated Units as the General Partner shall determine is appropriate (such aggregate number of Common Units and Subordinated Units, the “Total IPO Units”) with each Class A Preferred Unit, Class AQ Unit and Class B Preferred Unit converting into such number of Common Units and/or Subordinated Units as is provided in Sections 6.6(b), Section 6.6(c) and Section 6.6(d), respectively, and (iii) the General Partner shall be authorized to cause the Partnership to negotiate, prepare, execute and deliver such other agreements, documents and other instruments (including with any Affiliates of the Partnership or any Partner), and take such other actions (including the issuance of any securities), as the General Partner shall deem necessary or appropriate in its sole discretion to effect the Initial Public Offering.

(b)    In connection with the Initial Public Offering, each Class A Preferred Unit shall convert into a number of Common Units equal to “X” multiplied by “Y,” where “X” equals a fraction, the numerator of which is the total number of Class A Preferred Units outstanding immediately prior to such conversion and the denominator of which is the

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total number of Units outstanding at such time, and “Y” equals a fraction, the numerator of which is the number of Total IPO Units and the denominator of which is the total number of Class A Preferred Units outstanding immediately prior to such conversion; provided, however, that if the value of the Common Unit(s) into which each outstanding Class A Preferred Unit would convert in accordance with the foregoing formula (based on the Initial Unit Price) is less than (the amount of such shortfall, the “IPO Shortfall”) the sum of (i) the Preferred Return of such Class A Preferred Unit as of the date of conversion plus (ii) the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the date of conversion plus (iii) the Current Distributions on such Class A Preferred Unit as of the date of conversion (collectively, the “Class A IPO Condition”), then the Class A Preferred Units shall convert (subject to the proviso below) into such number of Common Units as is required to cause the Class A IPO Condition to be satisfied (such Common Units into which the Class A Preferred Units convert in accordance with the foregoing, as adjusted, if applicable, pursuant to the proviso below, the “Class A IPO Common Units”); provided, further, the General Partner shall be entitled, in its sole discretion, to cause all or a portion of the IPO Shortfall to be satisfied by the payment of cash to the holders of Class A Preferred Units.

(c)    In connection with the Initial Public Offering, each Class AQ Unit shall convert into a number of Common Units equal to “X” multiplied by “Y,” where “X” equals a fraction, the numerator of which is the total number of Class AQ Units outstanding immediately prior to such conversion and the denominator of which is the total number of Units outstanding at such time, and “Y” equals a fraction, the numerator of which is the number of Total IPO Units and the denominator of which is the total number of Class AQ Units outstanding immediately prior to such conversion; provided, however, that if the value of the Common Unit(s) into which each outstanding Class AQ Unit would convert in accordance with the foregoing formula (based on the Initial Unit Price) is less than (the amount of such shortfall, the “Class AQ IPO Shortfall”) the Class AQ Unit Purchase Price (the “Class AQ IPO Condition”), then the Class AQ Units shall convert (subject to the proviso below) into such number of Common Units as is required to cause the Class AQ IPO Condition to be satisfied (such Common Units into which the Class AQ Units convert in accordance with the foregoing, as adjusted, if applicable, pursuant to the proviso below, the “Class AQ IPO Common Units”); provided, further, the General Partner shall be entitled, in its sole discretion, to cause all or a portion of the Class AQ IPO Shortfall to be satisfied by the payment of cash to the holders of Class AQ Units.

(d)    In connection with the Initial Public Offering, each Class B Preferred Unit shall convert into a number of Units (as defined in the Third A&R LPA) equal to “X” divided by “Y,” where “X” equals the number of Total IPO Units less the number of Class A IPO Common Units less the number of Class AQ IPO Common Units and “Y” equals the total number of Class B Preferred Units outstanding immediately prior to such conversion (the “Class B IPO Units”). The General Partner shall be entitled, in its sole discretion, to determine the number of Class B IPO Units that shall be Common Units and the number of Class B IPO Units that shall be Subordinated Units.

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(e)    In connection with the Initial Public Offering, all of the Incentive Distribution Rights shall be issued to the General Partner as set forth in the Third A&R LPA.

(f)    In connection with the Initial Public Offering approved in accordance with this Agreement, each Partner, upon the request of the lead underwriter(s), shall enter into a customary lock-up agreement at the time of the Initial Public Offering covering the Common Units, if any, to be received by such Partner pursuant to Section 6.6(a) for a lock-up period of no longer than 180 days.

(g)    Each member of the Class A Group shall be required to sell up to 50% of its Common Units in the Initial Public Offering, as determined by the General Partner in its sole discretion; provided, that the Partnership will (a) pay all fees and expenses incurred by the Partnership in connection with the Initial Public Offering and (b) reimburse the members of the Class A Group for (i) the reasonable, documented out-of-pocket expenses incurred by members of the Class A Group in connection with the Initial Public Offering, including fees and expenses of attorneys, accountants and advisors retained by the Class A Group, up to a maximum, with respect to such expenses incurred by members of the Class A Group, of $50,000 and (ii) the Class A Group’s pro rata portion of all underwriting discounts and commissions received by the underwriters in the Initial Public Offering.

(h)    Notwithstanding anything in Sections 6.6(b), 6.6(c) or 6.6(d) to the contrary, if prior to the Initial Public Offering the Partnership effects a Reclassification Event in a manner that is not applied consistently and on a pro rata basis to all classes of Partnership Interests outstanding at the time of such Reclassification Event, then the formulas in Sections 6.6(b), 6.6(c) and 6.6(d) shall be adjusted to negate any dilutive effects of such Reclassification Event. Such an adjustment shall be made at the time of the Initial Public Offering and take into account all such Reclassification Events that have occurred prior to the date thereof.

6.7    Preemptive Rights.

(a)    Prior to the Partnership issuing (other than through issuances of (i) Class AQ Units authorized as of the Effective Date as set forth in Article 3, (ii) Partnership Interests to any Person that is not a Partner or an Affiliate thereof as consideration in any acquisition or other strategic transaction (such as a joint venture, marketing or distribution arrangement, or technology transfer or development arrangement) approved in accordance with this Agreement, (iii) Junior Securities to any Person approved in accordance with this Agreement or (iv) Common Units and Subordinated Units issued pursuant to Section 6.6(a) (each such issuance, an “Excluded Unit Issuance”)) any Partnership Interests or options or other rights to acquire Partnership Interests, whether through exchange, conversion or otherwise (collectively, the “New Units”) to a proposed purchaser (the “Proposed Purchaser”), each Eligible Purchaser shall have the right to purchase the number of New Units as provided in this Section 6.7.

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(b)    The Partnership shall give each Eligible Purchaser at least 15 calendar days’ prior notice (the “First Notice”) of any proposed issuance of New Units, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Eligible Purchaser the opportunity to purchase its Pro Rata Share (which Pro Rata Share shall be calculated as of the date of such notice) of the New Units at the same price, on the same terms and conditions and at the same time as the New Units are proposed to be issued by the Partnership. If any Eligible Purchaser wishes to exercise its preemptive rights, it must do so by delivering an irrevocable written notice to the Partnership within 15 calendar days after delivery of the First Notice by the Partnership (the “Election Period”), which notice shall state the dollar amount of New Units such Eligible Purchaser (each a “Requesting Purchaser”) would like to purchase up to a maximum amount equal to such Eligible Purchaser’s Pro Rata Share of the total offering amount plus the additional dollar amount of New Units such Requesting Purchaser would like to purchase in excess of its Pro Rata Share (the “Over-Allotment Amount”), if any, if other Eligible Purchasers do not elect to purchase their full Pro Rata Share of the New Units. The rights of each Requesting Purchaser to purchase a dollar amount of New Units in excess of each such Requesting Purchaser’s Pro Rata Share of the New Units shall be based on the relative Pro Rata Shares of the New Units of those Requesting Purchasers desiring Over-Allotment Amounts.

(c)    If not all of the New Units are subscribed for by the Eligible Purchasers, the Partnership shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Units to the Proposed Purchaser at any time during the 90 days following the termination of the Election Period pursuant to the terms and conditions set forth in the First Notice. The General Partner may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date, rounding the number of Units covered by this Section 6.7 to the nearest whole Unit and requiring customary closing deliveries in connection with any preemptive rights offering. In the event any Eligible Purchaser refuses to purchase offered New Units for which it subscribed pursuant to the exercise of preemptive rights granted thereto under this Section 6.7, in addition to any other rights the Partnership may be permitted to enforce at law or in equity, such Eligible Purchaser and any Permitted Transferee of such Eligible Purchaser shall not be considered an Eligible Purchaser for any future rights granted under this Section 6.7 unless the Partnership expressly designates such Person as an Eligible Purchaser (which the Partnership may do on an offer-by-offer basis or not at all).

(d)    Notwithstanding anything to the contrary in this Agreement, at any time after the 180th day following the consummation of the issuance of such New Units pursuant to this Section 6.7, the Partnership, with the approval of the General Partner, shall be entitled to waive, on behalf of each Eligible Purchaser, each former Eligible Purchaser and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Eligible Purchaser Persons”), any and all claims such Eligible Purchaser Persons have, had or may have or have had with respect to

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any non-compliance or violation of this Section 6.7 by any Person with respect to such proposed issuance of New Units (whether or not any Partnership Interests were issued or sold pursuant to this Section 6.7), other than any such claim that has been made in writing and delivered to the Partnership prior to the expiration of such 180-day period.

6.8    Regulatory Transfers.

(a)    Notwithstanding anything to the contrary in this Agreement, upon delivery to the General Partner of a reasonably acceptable legal opinion that one or more members of the Class A Group’s continued ownership of Class A Preferred Units, directly or indirectly, would result in a violation of applicable Law, such members of the Class A Group (collectively, the “Regulatory Transferors”) will be entitled to Transfer all, but not less than all, of their Class A Preferred Units (collectively, the “Regulatory Units”) to one or more Third Parties that are not Competitors without consent from any other Person; provided that such Regulatory Transferors must first comply with the provisions of Section 6.8(b) (such Transfer, a “Regulatory Transfer”).

(b)    Prior to effecting any Regulatory Transfer, the Regulatory Transferors shall deliver written notice to each member of the GPM Group. The members of the GPM Group shall have the right, for a period of 15 days after receipt of such notice (the “Offer Period”), to make an offer to purchase all, but not less than all, of the Regulatory Units by delivering written notice to such Regulatory Transferors specifying the price per Class A Preferred Unit (the “Offer Price”) it would pay for such Regulatory Units (such Regulatory Units to be divided among any participating members of the GPM Group in accordance with their respective Regulatory Percentage Interests). The Regulatory Transferors may accept or reject such offer at any time within 15 days after receipt of such offer. If the Regulatory Transferors accept such offer, the Regulatory Transferors and each participating member of the GPM Group shall consummate such sale (a “Regulatory Sale”) for the Offer Price and on reasonable terms and conditions as determined by the General Partner, including the making by the Regulatory Transferors of customary representations and warranties. If the Regulatory Transferors reject such offer (or if a member of the GPM Group does not deliver an offer during the Offer Period), then the Regulatory Transferors may sell all, but not less than all, of the Regulatory Units in a Regulatory Transfer within 90 days after the expiration of the Offer Period at a price per Class A Preferred Unit that is greater than the Offer Price, if any. If such sale has not been consummated within such 90-day period, the Regulatory Transferors may not consummate a Regulatory Transfer without again complying in full with the provisions of this Section 6.8(b).

(c)    Notwithstanding anything to the contrary in this Agreement, at any time after the 180th day following the consummation of a Regulatory Transfer or Regulatory Sale, as applicable, pursuant to this Section 6.8, the Partnership, with the approval of the General Partner, shall be entitled to waive, on behalf of each member of the GPM Group, each former member of the GPM Group and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, Directors, officers, liquidators and employees of each of the foregoing (collectively, the “GPM

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Persons”) any and all claims such GPM Persons have, had or may have or have had with respect to any non-compliance or violation of this Section 6.8 by any Person with respect to such Regulatory Transfer or Regulatory Sale, as applicable, other than any such claim that has been made in writing and delivered to the Partnership prior to the expiration of such 180-day period.

6.9    Monetization Transactions.

(a)    If (i) a Change of Control has occurred (other than in connection with the Initial Public Offering or a Drag-Along Transaction), (ii) any Class A Preferred Units remain outstanding as of the fifth anniversary of the Original Effective Date or (iii) the Partnership has failed to pay for four (4) consecutive Months a distribution in respect of each Class A Preferred Unit then outstanding in an amount equal to the Minimum Monthly Distribution and thereafter the Partnership has failed to pay a distribution in respect of each Class A Preferred Unit then outstanding in an amount equal to the Minimum Monthly Distribution for any additional eight (8) Months (whether or not consecutive) since the Original Effective Date, SteelPath may, by delivery to the Partnership and General Partner of written notice (x) in the case of an event described in clause (i) or (iii) of this Section 6.9(a), within 10 Business Days of the occurrence of such event (it being understood that if such notice is not received by the Partnership and the General Partner within such 10-day period, SteelPath will be deemed to have waived its rights under this Section 6.9(a)) and (y) in the case of the event described in clause (ii) of this Section 6.9(a), at any time, request the Partnership to, in the sole discretion of the General Partner, either:

(i)    redeem each outstanding Class A Preferred Unit in cash at a price per Class A Preferred Unit equal to the sum of (A) (x) in the case of clause (ii) of Section 6.9(a), the Class A Preferred Unit Purchase Price or (y) in the case of clauses (i) and (iii) of Section 6.9(a), the product of (1) the Class A Preferred Unit Purchase Price multiplied by (2) 1.03 plus (B) the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the date of redemption plus (C) the Current Distributions on such Class A Preferred Unit as of the date of redemption;

(ii)    undertake, and use reasonable best efforts to consummate, the Initial Public Offering in accordance with Section 6.6;

(iii)    undertake, and use reasonable best efforts to consummate, a sale or other disposition of all or substantially all of the assets of the Partnership to be followed promptly by a distribution of all or substantially all of the net proceeds of such disposition after payment or other satisfaction of liabilities and other obligations of the Partnership in accordance with Section 11.2(d); provided that the General Partner shall be entitled to elect to cause the Partnership to undertake such a sale or disposition in accordance with this Section 6.9(a)(iii) following the occurrence of an event described in clause (ii) of Section 6.9(a) only if each outstanding Class A Preferred Unit would receive consideration in such sale or

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disposition equal to at least the amount of consideration such Class A Preferred Unit would be receive in a redemption conducted in accordance with Section 6.9(a)(i); or

(iv)    cause the Minimum Monthly Distribution applicable to each Class A Preferred Unit to be increased by 50%.

(b)    At any time after the fifth anniversary of the Original Effective Date, the Partnership may, at the sole discretion of the General Partner and by delivery of written notice to each holder of Class A Preferred Units, redeem each outstanding Class A Preferred Unit in cash at a price per Class A Preferred Unit equal to the sum of (i) the product of (A) the Class A Preferred Unit Purchase Price multiplied by (B) 1.05 plus (ii) the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the date of redemption plus (iii) the Current Distributions on such Class A Preferred Unit as of the date of redemption.

(c)    Notwithstanding anything to the contrary in this Section 6.9, in the event that the Partnership (i) redeems each outstanding Class A Preferred Unit pursuant to Section 6.9(a)(i) or Section 6.9(b) and (ii) consummates the Initial Public Offering within the 12-Month period following the closing of any such redemption at a value that would have resulted in the holders of the redeemed Class A Preferred Units (assuming for purposes of such calculation that such redemption had not occurred) receiving Common Units having an aggregate value in excess of the aggregate amount received by such holders of Class A Preferred Units in such redemption (such excess, the “IPO Excess Amount”), then the Partnership shall, within 30 days of the closing of the Initial Public Offering, pay to the redeemed holders of Class A Preferred Units from the proceeds of the Initial Public Offering an amount equal to the IPO Excess Amount, such IPO Excess Amount to be allocated among the redeemed holders of Class A Preferred Units pro rata based on the number of redeemed Class A Preferred Units held by each such holder.

(d)    The closing of any redemption pursuant to this Section 6.9 shall occur within 30 days following the delivery of the required notice as set forth herein (subject to extension to the extent necessary to pursue any required regulatory or other third party approvals), or such other time as otherwise agreed to by the General Partner and the Partners holding a majority of the Class A Preferred Units. In connection with any such redemption, each holder of Class A Preferred Units shall only be required to make customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning (1) such holder’s valid title to and ownership of the Class A Preferred Units, free and clear of all liens, claims and encumbrances (excluding those arising under applicable securities laws); (2) such holder’s authority, power and right to enter into and consummate the redemption; (3) the absence of any violation, default or acceleration of any agreement to which such holder is subject or by which its assets are bound as a result of the redemption; and (4) the absence of, or compliance with, any governmental or third party consents, approvals, filings or notifications required to be obtained or made by such holder in connection with the redemption. No holder of Class A Preferred Units shall be obligated in respect of any

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indemnity obligations in such redemption other than with respect to the customary representations, warranties and indemnities made on a several (and not joint) basis and referred to in this Section 6.9(d), and such indemnity obligations shall not exceed the total consideration payable to such holder of Class A Preferred Units in such redemption.

(e)    SteelPath shall be entitled, upon written notice to the Partnership and the General Partner, to assign, in whole but not in part, its right under Section 6.9(a) to deliver the written notice contemplated therein to any Person to whom the Class A Purchasers Transfer, pursuant to and in accordance with the terms and conditions of this Agreement, at least 50% of the aggregate number of Class A Preferred Units originally issued to the Class A Purchasers pursuant to the Class A Preferred Unit Purchase Agreement (a “Purchaser Monetization Rights Transferee”). From and after the date on which SteelPath assigns its right under Section 6.9(a) pursuant to this Section 6.9(e), all references to SteelPath in Section 6.9(a) shall refer to the Purchaser Monetization Rights Transferee, and SteelPath shall no longer have the right pursuant to Section 6.9(a) to deliver the written notice contemplated therein.

6.10    Specific Performance. Each Partner acknowledges that it shall be inadequate or impossible, or both, to measure in money the damage to the Partnership or the Partners, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 6, that every such restriction and obligation is material, and that in the event of any such failure, the Partnership or the Partners shall not have an adequate remedy at law or in damages. Therefore, each Partner consents to the issuance of an injunction or the enforcement of other equitable remedies against such Partner at the suit of an aggrieved party without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 6 and to prevent any Transfer of Partnership Interests in contravention of any terms of this Article 6, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.

ARTICLE 7

MANAGEMENT

7.1    Management Under Direction of the General Partner.

(a)    Subject to any voting, consent or approval rights of any Limited Partner or Limited Partners expressly provided for in this Agreement (including Section 7.3), the business and affairs of the Partnership shall be managed and controlled exclusively by the General Partner, and the General Partner shall have full and complete discretion to manage and conduct the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions and enter into and perform all contracts and other undertakings as it may in its sole and absolute discretion deem necessary, advisable or incidental to accomplishing the purposes of the Partnership as set forth in Section 2.4.

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(b)    In furtherance of the foregoing, subject to the express limitations in this Agreement, the General Partner is hereby expressly granted the right, power and authority to do on behalf of the Partnership all things which, in its sole and absolute discretion, are necessary, advisable or incidental to manage and conduct the business and affairs of the Partnership, including, without limitation, the right, power and authority to: (i) acquire, hold, manage, operate, own, sell, transfer, assign or exchange or otherwise dispose of any assets of the Partnership; (ii) pay the debts, obligations and operating expenses of the Partnership; (iii) determine distributions of the Partnership’s cash and other property in accordance with Article 5; (iv) hire and dismiss any and all employees, agents, independent contractors, attorneys, accountants and other service providers of the Partnership or its Subsidiaries; (v) borrow money and use as security therefor all or any part of any asset of the Partnership; (vi) enter into, deliver, perform and take an action under or interpret or construe the provisions of, any agreement, contract or other arrangement; and (vii) admit Additional Limited Partners and Substituted Limited Partners to the Partnership and issue additional Units or other Partnership Interests (or securities convertible into or exercisable or exchangeable for Partnership Interests) as provided in Section 3.7.

(c)    Notwithstanding anything to the contrary in this Agreement:

(i)    with respect to any action, decision not to act or other determination that is to be made pursuant to this Agreement by the General Partner, subject to any approval of the Limited Partners, the General Partner’s authority to manage and control the affairs of the Partnership shall be subject to obtaining such approval of the Limited Partners;

(ii)    any amendment, modification, supplementation or restatement of this Agreement (including any Exhibit or Schedule hereto) may be made solely subject to the applicable approvals as set forth in Section 12.5;

(iii)    a Drag-Along Transaction may be initiated and consummated by the Initiating Partners subject solely to the applicable approvals set forth in Section 6.4, without the approval of any other Person, including the General Partner; and

(iv)    any other action, decision not to act or determination that by the terms of this Agreement expressly requires only the approval of the Limited Partners, and expressly provides that the consent of the General Partner is not required, may be taken, not taken or made subject solely to the applicable Limited Partner approval, without the approval of any other Person, including the General Partner.

7.2    Limited Partner Approval Rights. Except for the right to vote on, consent to or approve certain matters as provided in this Agreement, the Limited Partners in their capacity as such shall not have any other power or authority to participate in the conduct of or control the business or affairs of the Partnership or to bind the Partnership or enter into agreements on behalf

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of the Partnership. Any matter requiring the consent or approval of any of the Limited Partners pursuant to this Agreement may be taken without a meeting, by a consent in writing, setting forth such vote, consent or approval, and signed by the holders of not less than the number of outstanding Limited Partner Interests necessary to consent to or approve such action; provided, that such written consent shall be delivered to all Limited Partners of the series of Units that must vote on, consent to or approve of such action no less than 48 hours prior to the consideration of such action. Prompt notice of such vote, consent or approval shall be given by the Partnership to those Limited Partners who have not joined in such vote, consent or approval.

7.3    Class A Preferred Unit Approval Rights; Class AQ Unit Approval Rights.

(a)    Notwithstanding anything in this Agreement to the contrary, including Section 12.5, but subject to Section 7.3(b), if applicable, the affirmative vote of holders of a majority of the outstanding Class A Preferred Units, voting separately as a class with one vote per Class A Preferred Unit, shall be necessary to issue (A) any Senior Securities, (B) any additional Class A Preferred Units or (C) any Parity Securities (other than, in the case of each of clause (B) and (C), any such Class A Preferred Units or Parity Securities issued in connection with a Reclassification Event), it being understood that the Partnership shall be authorized to issue Junior Securities solely with the approval of the General Partner (and without the approval of any other Person, including the holders of Class A Preferred Units); provided, however, that the Partnership shall be authorized to issue Parity Securities solely with the approval of the General Partner (and without the approval of any other Person, including the holders of Class A Preferred Units) if the Cumulative Class A Preferred Unit Arrearage, if any, with respect to each outstanding Class A Preferred Unit is $0 as of the day immediately preceding the date of such issuance.

(b)    Notwithstanding anything in this Agreement to the contrary, including Section 12.5, but subject to Section 7.3(a), if applicable, the affirmative vote of holders of a majority of the outstanding Class AQ Units, voting separately as a class with one vote per Class AQ Unit, shall be necessary to issue any Class AQ Senior Securities (other than any Class AQ Senior Securities issued in connection with a Reclassification Event), it being understood that the Partnership shall be authorized to issue additional Class AQ Units, Class B Preferred Units, Class AQ Parity Securities or Class AQ Junior Securities with the approval of the General Partner (and without the approval of any other Person, including the holders of Class AQ Units).

7.4    Acknowledgement Regarding Outside Businesses and Opportunities.

(a)    Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Partnership and each of the Partners acknowledges and agrees that the Institutional Investors and their respective Affiliates (i) have made, prior to the Effective Date, and are expected to make, on and after the Effective Date, investments (by way of capital contributions, loans or otherwise), and (ii) have engaged, prior to the Effective Date, and are expected to engage, on and after the Effective Date, in other transactions with and with respect to, in each case, Persons engaged in businesses

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that directly or indirectly compete with the business of the General Partner, the Partnership or their respective Subsidiaries as conducted from time to time. The Partnership and the Partners agree that, subject only to the limitations provided in clause (b) below and in Section 9.4(b) with respect to Confidential Information, any involvement, engagement or participation of such Institutional Investors and their respective Affiliates (including any GP Manager) in such investments, transactions and businesses, even if competitive with the General Partner, the Partnership or their respective Subsidiaries, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law. For the avoidance of doubt, subject only to clause (b) below and in Section 9.4(b) with respect to Confidential Information, no Institutional Investor shall be deemed to violate this Section 7.4 if it or any of its Affiliates shall invest in a fund or other entity, whether or not such Institutional Investor Controls such fund or entity, which makes an investment that directly or indirectly competes with the General Partner, the Partnership or their respective Subsidiaries.

(b)    The Partnership and each Partner hereby renounce any interest, expectancy and any other rights with respect to any business opportunity (each, a “Business Opportunity”) in which any member of the Institutional Investor Group participates or desires or seeks to participate that either (i) is not within the purposes of the Partnership as set forth in Section 2.4 or (ii) is within such purposes of the Partnership but is not a Business Opportunity that (A) is presented to a GP Manager solely in such individual’s capacity as a GP Manager (whether at a meeting of the GP Board or otherwise) and with respect to which neither the Institutional Investor designating such GP Manager nor any of its Affiliates has independently received notice or is otherwise pursuing or aware of such Business Opportunity or (B) is identified to the GP Manager solely through the disclosure of information by or on behalf of the General Partner or the Partnership to such GP Manager and with respect to which neither the Institutional Investor designating such GP Manager nor any of its Affiliates has independently received notice or is otherwise pursuing or aware of such Business Opportunity (each Business Opportunity other than those referred to in clauses (ii)(A) or (ii)(B) is referred to as an “Excluded Business Opportunity”). No member of the Institutional Investor Group, including any GP Manager, shall have any obligation to communicate or offer any Excluded Business Opportunity to the General Partner, the Partnership or their respective Subsidiaries, and any member of the Institutional Investor Group may pursue for itself or direct, sell, assign or transfer to a Person other than the General Partner, the Partnership or their respective Subsidiaries any Excluded Business Opportunity. Characterization of something as an Excluded Business Opportunity or a decision by the Partnership not to pursue any Business Opportunity shall not alter or excuse obligations of the Partners with respect to Confidential Information as set forth in Section 9.4(b).

(c)    Each of the Partnership and the Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Institutional Investors or any of their respective Affiliates (including any GP Manager) for or in connection with any such investment activity or other transaction activity or other matters described in Section 7.4(a) or (b), or activities related to any of the

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foregoing, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any Transaction Document) or otherwise, are expressly released and waived by the Partnership and each Partner, in each case to the fullest extent permitted by Law; provided, however, that this Section 7.4(c) shall not constitute a release or waiver of any claims for a breach of this Agreement or any Transaction Document, including Section 9.4(b) hereof.

(d)    Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Partnership and the Partners acknowledges and agrees that the Institutional Investors and their respective Affiliates (including any GP Manager) have obtained, prior to the Effective Date, and are expected to obtain, on and after the Effective Date, confidential information from other companies in connection with the activities and transactions described in Section 7.4(a) or otherwise. Each of the Partnership and the Partners hereby agrees that (i) none of the Institutional Investors or any of their respective Affiliates (including any GP Manager) has any obligation to use in connection with the business, operations, management or other activities of the Partnership or to furnish to the General Partner, the Partnership, their respective Subsidiaries or any Partner any such confidential information, and (ii) that any claims against, actions, rights to sue, other remedies or other recourse to or against the Institutional Investors or any of their respective Affiliates (including any GP Manager) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any Transaction Document) or otherwise, are expressly released and waived by the Partnership and each Partner, to the fullest extent permitted by Law.

7.5    Acknowledgement and Release Relating to Matters Requiring Limited Partner Approval. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Partnership and the Partners acknowledges and agrees that each Limited Partner, in its capacity as Limited Partner, may decide or determine any matter subject to such Limited Partner’s vote, consent or approval pursuant any provision of this Agreement, including any decision or determination of any nature described in Section 7.1(c), in such Limited Partner’s sole and absolute discretion, and in making such decision or determination such Limited Partner shall have no duty, fiduciary or otherwise, to any other Partner or to the Partnership, it being the intent of all Partners that each Limited Partner, in its capacity as a Limited Partner, have the right to make such determination solely on the basis of its own interests and have no duty or obligation to give any consideration to any other interests or factors whatsoever. Each of the Partnership and the General Partner and the Limited Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the Institutional Investors or any of their respective Affiliates (including any GP Manager) for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are in each case expressly released and waived by the Partnership and each Partner, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement,

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the other Transaction Documents and any related agreement, and the incurring by the Partners of the obligations provided in such agreements; provided, however, that nothing contained herein shall release a violation of the implied contractual covenant of good faith and fair dealing, to the extent such a duty applies according to applicable Law.

7.6    Amendment, Modification or Repeal. Any amendment, modification or repeal of Section 7.4 or Section 7.5, or any provision thereof shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Partners or any of their respective Affiliates under such provisions as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE 8

LIMITATION OF LIABILITY AND INDEMNIFICATION

8.1    Duties of the Partners and GP Managers; Limitation of Partner and GP Manager Liability; Indemnification.

(a)    No Partner (including the General Partner), in its capacity as a Partner, shall have any fiduciary or other duty to the Partnership, any other Partner, any GP Manager or any other Person that is a party to or is otherwise bound by this Agreement other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing.

(b)    To the maximum extent permitted by applicable Law and notwithstanding anything to the contrary in this Agreement, whenever a Partner (including the General Partner and any Institutional Investor), in its capacity as a Partner, or a GP Manager, in his or her capacity as a GP Manager, is permitted or required to make, grant or take a determination, decision, consent, vote, judgment or action or omit to take or make any of the foregoing (regardless of whether such determination, decision, consent, vote, judgment or action is stated to be at such Partner’s or GP Manager’s “discretion,” “sole discretion” or under a grant of similar authority or latitude) including, with respect to the Limited Partners, of any nature described in Section 7.1(c), such Partner or GP Manager shall be entitled to consider only such interests and factors, including its, his or her own, as he, she or it desires, and shall have no duty or obligation to give any consideration to any other interest or factors whatsoever.

(c)    No GP Manager, in his or her capacity as a GP Manager, shall have any fiduciary or other duty to the Partnership, any Partner, any other GP Manager or any other Person that is a party to or is otherwise bound by this Agreement, other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing.

(d)    To the maximum extent permitted by applicable Law, no P&D Covered Person shall, in his, her or its capacity as a P&D Covered Person, be liable to the Partnership or to any other Limited Partner for losses sustained or liabilities incurred as a

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result of any act or omission (in relation to the Partnership, any transaction, any investment or any business decision or action, including for breach of duties including fiduciary duties), including, with respect to the Limited Partners, of any nature described in Section 7.1(c), taken or omitted by such P&D Covered Person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such P&D Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing. Each of the Partnership and the Partners hereby agrees that any claims against, actions, rights to sue, other remedies or other recourse to or against the P&D Covered Persons for or in connection with any such act or omission, are in each case expressly released and waived by the Partnership and each Partner, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurring by the Partners of the obligations provided in such agreements; provided, however, that nothing contained herein shall release a violation of the implied contractual covenant of good faith and fair dealing, to the extent such a duty applies according to applicable Law.

(e)    Each P&D Covered Person, shall, in his, her or its capacity as a P&D Covered Person, be indemnified and held harmless by the Partnership (but only to the extent of the Partnership’s assets), to the fullest extent permitted under applicable Law, from and against any and all loss, liability and expense (including taxes arising from or relating to any indemnification payment, or advancement of expenses, received pursuant to this Agreement; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the General Partner, the Partnership or any GP Manager, Officer or Partner) reasonably incurred or suffered by any such P&D Covered Person in connection with the activities of the Partnership; provided that any such P&D Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which such P&D Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such P&D Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith violation of this Agreement. A P&D Covered Person shall not be denied indemnification in whole or in part under this Section 8.1(e) because such P&D Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(f)    Each P&D Covered Person, in his, her or its capacity as a P&D Covered Person, may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to

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be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such P&D Covered Person engaged in a bad faith violation of the implied covenant of good faith and fair dealing.

(g)    The Partnership and each of the Partners hereby acknowledges that certain of the P&D Covered Persons (“Institutional Investor Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by the Institutional Investors or certain of their respective Affiliates (collectively, the “Institutional Investor Indemnitors”). The Partnership hereby agrees, and the Partners hereby acknowledge, that: (i) to the extent legally permitted and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Partnership and an Institutional Investor Indemnitee), (A) the Partnership is the indemnitor of first resort (i.e., its obligations to each Institutional Investor Indemnitee are primary and any obligation of the Institutional Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Institutional Investor Indemnitee are secondary) and (B) the Partnership shall be required to advance the full amount of expenses incurred by an Institutional Investor Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights that an Institutional Investor Indemnitee may have against the Institutional Investor Indemnitors and (ii) the Partnership irrevocably waives, relinquishes and releases the Institutional Investor Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any Institutional Investor Indemnitee has received indemnification or advancement from the Partnership. The Partnership further agrees that no advancement or payment by the Institutional Investor Indemnitors on behalf of any Institutional Investor Indemnitee with respect to any claim for which an Institutional Investor Indemnitee has sought indemnification from the Partnership shall affect the foregoing and that the Institutional Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Institutional Investor Indemnitee against the Partnership. The Partnership and each Partner agree that the Institutional Investor Indemnitors are express third party beneficiaries of the terms of this Section 8.1(g).

8.2    Fiduciary Duties of Officers; Limitation of Officer Liability; Indemnification.

(a)    Each Officer (in such Person’s capacity as an Officer) shall have the same fiduciary duties that an officer of the Partnership would have if the Partnership were a corporation organized under the Laws of the State of Delaware, and the Partnership and its Partners shall have the same rights and remedies in respect of such duties as if the Partnership were a corporation organized under the Laws of the State of Delaware and the Partners were its stockholders.

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(b)    Each Officer Covered Person, in such Person’s capacity as an Officer Covered Person, shall be indemnified and held harmless by the Partnership (but only to the extent of the Partnership’s assets), as if the Partnership were a corporation organized under the Laws of the State of Delaware and to the fullest extent permitted under Section 145 of the General Corporation Law of the State of Delaware as in effect on the Effective Date (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement), from and against any and all loss, liability and expense (including taxes arising from or relating to any indemnification payment, or advancement of expenses, received pursuant to this Agreement; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Officer Covered Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the General Partner, the Partnership or any GP Manager, Officer or Partner) incurred or suffered by any such Officer Covered Person in connection with the activities of the Partnership. An Officer Covered Person shall not be denied indemnification in whole or in part under this Section 8.2 because such Officer Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(c)    Each Officer Covered Person, in such Person’s capacity as an Officer Covered Person, may rely, and shall incur no liability in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such reliance, action or inaction, such Officer Covered Person acted in bad faith, engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Officer Covered Person’s conduct was unlawful.

8.3    Advancement of Expenses. Reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding; provided, however, that any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person to the Partnership of its good faith belief that it is entitled to indemnification hereunder and its agreement to repay all amounts so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified hereunder.

8.4    Priority of Indemnification. Notwithstanding anything to the contrary in this Agreement, the General Partner’s obligation, if any, to indemnify or advance expenses to any Covered Person under the GP LLC Agreement or otherwise is intended to be secondary to any such obligation of, and shall be reduced by any amount such Covered Person may collect as

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indemnification or advancement from, the Partnership or any of its Subsidiaries or any insurance policies of the Partnership or any of its Subsidiaries, and the General Partner shall, to the fullest extent permitted by Law, be fully subrogated to all rights of such Covered Persons against the Partnership or its Subsidiaries or insurance policies of the Partnership or its Subsidiaries.

8.5    Multiple Rights to Indemnification. If any Person is both a P&D Covered Person and an Officer Covered Person with respect to any loss, liability or expense (including taxes arising from or relating to any indemnification payment, or advancement of expenses, received pursuant to this Agreement; penalties; judgments; fines; amounts paid or to be paid in settlement; costs of investigation and preparations suffered by any such Person; and fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the General Partner, the Partnership or any GP Manager, Officer or Partner), such Person shall be entitled to be indemnified for such loss, liability or expense to the greatest extent that either a P&D Covered Person or an Officer Covered Person is entitled to indemnification for such matters under this Agreement. However, for the avoidance of doubt, an Officer who is also a P&D Covered Person as a result of his or her status as a Partner, GP Manager or member of another class of Persons who are P&D Covered Persons, shall not be entitled to be indemnified or released from liability as a P&D Covered Person under Section 8.1 for any action taken or omitted to be taken in such Person’s capacity as an Officer or for any other matter relating to such Person’s status as an Officer.

8.6    Procedure for Indemnification. Any indemnification or advance of expenses under this Article 8 shall be made only against a written request therefor to the Partnership submitted by or on behalf of the Person seeking indemnification or advance. All expenses (including reasonable attorneys’ fees) incurred by such Person in connection with successfully establishing such Person’s right to indemnification or advance of expenses under this Article 8, in whole or in part, shall also be indemnified by the Partnership.

8.7    Partnership Obligations; Indemnification Rights.

(a)    The obligations of the Partnership to the Covered Persons provided in this Agreement, the Certificate or arising under Law are solely the obligations of the Partnership, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person for such obligations, to the fullest extent permitted by Law. Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Partnership of the obligations provided in such agreements.

(b)    The rights to indemnification and advancement of expenses provided by this Article 8 shall be deemed to be separate contract rights between the Partnership and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely

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affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

(c)    The rights to indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.

(d)    The rights to indemnification and advancement of expenses provided by this Article 8 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

(e)    Notwithstanding anything in this Agreement to the contrary, nothing in this Article 8 shall limit or waive any claims against, actions, rights to sue, other remedies or other recourse the General Partner, the Partnership, any Partner or any other Person may have against any Partner, GP Manager or Officer for a breach of contract claim relating to any binding agreement.

8.8    Insurance. As determined by the General Partner, to the extent available on commercially reasonable terms, the Partnership will maintain reasonable amounts of directors’ and officers’ liability insurance from a recognized insurer for all GP Managers and Officers; provided that any such insurance shall provide for equal coverage for each GP Manager.

ARTICLE 9

CERTAIN AGREEMENTS OF THE PARTNERSHIP AND PARTNERS

9.1    Financial Reports and Access to Information; Fiscal Year End.

(a)    Each Institutional Investor shall receive the following information from the Partnership:

(i)    within 60 calendar days after the end of each fiscal quarter, an unaudited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such quarter and unaudited related consolidated statements of operations and cash flows of the Partnership and its Subsidiaries for such quarter prepared in accordance with GAAP (with the exception of normal year-end adjustments and absence of footnotes), consistently applied (which statements shall set forth the percentage of gross income characterized as “qualifying income” as defined in Section 7704(d) of the Code);

(ii)    within 120 calendar days after the end of each fiscal year, an audited consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, partners’ equity and cash flows of the Partnership and its Subsidiaries for such

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fiscal year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Partnership’s auditors who shall be an accounting firm approved by the General Partner;

(iii)    within 30 calendar days after the provision of any such information, any material information provided by the General Partner to the Partnership’s senior lenders or other creditors; and

(iv)    such other information as any Institutional Investor may reasonably request.

(b)    The Partnership shall permit each Institutional Investor or their respective representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Partnership and its Subsidiaries, including its books of account and other records (and make copies of and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the General Partner’s, the Partnership’s and their respective Subsidiaries’ officers and independent public accountants, all at such reasonable times during the General Partner’s, the Partnership’s and such Subsidiaries’ usual business hours and as often as any such person may reasonably request, and to consult with and advise management of the General Partner, the Partnership and their respective Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Partnership and its Subsidiaries. Any information received by a Partner pursuant to this Section 9.1(b) shall be subject to the provisions of Section 9.4.

9.2    Maintenance of Books. The General Partner shall keep or cause to be kept at the Partnership’s principal office a copy of the GP LLC Agreement, the Certificate and this Agreement and all amendments thereto and hereto. The General Partner shall cause the Partnership’s financial books and records to be maintained using a system of internal controls over financial reporting to provide reasonable assurance regarding the reliability of the preparation of financial statements in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

9.3    Accounts. The General Partner shall establish one or more separate bank and investment accounts and arrangements for the Partnership, which shall be maintained in the Partnership’s name with financial institutions and firms that the General Partner may determine. The Partnership may not commingle the Partnership’s funds with the funds of any Partner.

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9.4    Information.

(a)    No Limited Partner shall be entitled to obtain any information relating to the Partnership or the General Partner or their respective Subsidiaries except as expressly provided in this Agreement or to the extent required by Law; and to the extent a Limited Partner is so entitled to such information, such Limited Partner shall be subject to the provisions of Section 9.4(b). Except as expressly provided in this Agreement, no Limited Partner shall be entitled to obtain any information relating to the Partnership or the General Partner or their respective Subsidiaries described in Section 15-403(a) of the Act.

(b)    Each Partner agrees that all Confidential Information shall be kept confidential by such Partner and shall not be disclosed by such Partner in any manner whatsoever and shall be used by such Partner solely for purposes related to monitoring and evaluating its investment in the Partnership and, if applicable, the General Partner; provided, however, that (i) any of such Confidential Information may be disclosed to such Partner’s Affiliates, to Persons who are beneficial owners of Equity Interests in such Partner and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial advisors) of such Partner and of such Partner’s Affiliates (collectively, for purposes of this Section 9.4(b), “Representatives”) if such Representatives are advised of and agree to be bound by the provisions of this Section 9.4(b) or substantially similar terms, and, provided that such Partner shall remain liable for any breach of this Section 9.4(b) by any such Representative; (ii) any disclosure of Confidential Information may be made to the extent the General Partner consents in writing; (iii) any disclosure may be made of the terms of an Institutional Investor’s investment in the Partnership pursuant to this Agreement and the performance of that investment (whether in customary information provided to investors in private equity funds or investment funds managed by an Institutional Investor or its Affiliates, in an Institutional Investor’s fundraising materials, or otherwise); (iv) Confidential Information may be disclosed by a Partner or Representative to the extent reasonably necessary in connection with such Partner’s enforcement of its rights under this Agreement; and (v) Confidential Information may be disclosed by any Partner or Representative to the extent that such Partner or Representative has received written advice from its counsel that it is legally compelled to do so, or that such disclosure is required by any rule of any stock exchange or securities regulator, provided that, prior to making such disclosure, such Partner or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting, if permitted, with the Partnership regarding such disclosure, and if reasonably requested by the Partnership, assisting the Partnership, at the Partnership’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that the Partner or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the written advice of its counsel, legally required.

(c)    Notwithstanding anything to the contrary in this Agreement, any Institutional Investor and its Permitted Transferees shall have the right to provide Confidential Information to any proposed transferee in connection with any direct or indirect Transfer of such Institutional Investor’s Partnership Interests in accordance with

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Article 6 if: (i) such Institutional Investor provides prior written notice to the Partnership of such Transfer to such proposed transferee (including the identity of such proposed transferee); (ii) such proposed transferee executes a confidentiality agreement in form and substance reasonably satisfactory to the General Partner providing that such proposed transferee shall keep all such Confidential Information confidential, shall not disclose such Confidential Information in any manner whatsoever and shall use such Confidential Information solely for purposes related to evaluating a potential direct or indirect investment in Partnership Interests (and such Institutional Investor hereby agrees to be liable for any breach by such potential transferee of such agreement); and (iii) the General Partner reasonably determines that such proposed transferee is not a Competitor.

(d)    The obligations of a Partner pursuant to this Section 9.4 will continue following the time such Person ceases to be a Partner. Each Partner acknowledges that disclosure of Confidential Information in violation of this Section 9.4 may cause irreparable damage to the Partnership, the General Partner and the Partners for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Partner consents to the issuance of an injunction or the enforcement of other equitable remedies against such Partner without the posting of any bond or other security, to compel specific performance of all of the terms of this Section 9.4.

ARTICLE 10

TAXES

10.1    Tax Returns. The Partnership shall prepare and timely file all U.S. federal, state and local and foreign Tax Returns required to be filed by the Partnership. Unless otherwise agreed by the General Partner, any income Tax Return of the Partnership shall be prepared by an independent public accounting firm of recognized national standing selected by the General Partner. Each Partner shall furnish to the Partnership all pertinent information in its possession relating to the Partnership’s operations that is necessary to enable the Partnership’s Tax Returns to be timely prepared and filed. The Partnership shall deliver to each Partner within 120 calendar days after the end of the applicable fiscal year a final Schedule K-1 together with such additional information as may be required by the Partners in order to file their individual returns reflecting the Partnership’s operations. The Partnership shall bear the costs of the preparation and filing of its Tax Returns.

10.2    Tax Partnership. It is the intention of the Partners that the Partnership be classified as a partnership for U.S. federal income tax purposes. Unless otherwise approved by the General Partner, neither the Partnership nor any Partner shall make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

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10.3    Tax Elections. The Partnership shall make the following elections on the appropriate forms or Tax Returns:

(a)    to adopt the calendar year as the Partnership’s fiscal year, if permitted under the Code;

(b)    to adopt the accrual method of accounting for U.S. federal income tax purposes;

(c)    to elect to amortize the organizational expenses of the Partnership as permitted by Code Section 709(b);

(d)    upon request of any Institutional Investor in connection with a Transfer by such Institutional Investor of Partnership Interests, to make an election under Code Section 754; and

(e)    any other election the General Partner may deem appropriate and in the best interests of the Partners.

10.4    Tax Matters Partner.

(a)    The tax matters partner of the Partnership pursuant to Code Section 6231(a)(7) shall be the General Partner or such other eligible Partner designated from time to time by the General Partner subject to replacement by the General Partner (any Partner who is designated as the tax matters partner is referred to herein as the “Tax Matters Partner”). The Tax Matters Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as Tax Matters Partner and shall forward to each other Partner copies of all significant written communications it may receive in that capacity within five Business Days of receiving the same. The Tax Matters Partner shall take such commercially reasonable steps as necessary to ensure that each Partner qualifying as a “notice partner” within the meaning of Code Section 6231(a)(8) is treated as such.

(b)    The Tax Matters Partner shall take no action without the authorization of the General Partner, other than such action as may be required by Law. Any cost or expense incurred by the Tax Matters Partner in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Partnership.

(c)    The Tax Matters Partner shall not enter into any extension of the period of limitations for making assessments on behalf of the Partners without first obtaining the consent of the General Partner. The Tax Matters Partner shall not bind any Partner to a settlement agreement without obtaining the consent of such Partner. Any Partner that enters into a settlement agreement with respect to any Partnership item (within the meaning of Code Section 6231(a)(3)) shall promptly notify the other Partners of such settlement agreement and its terms.

(d)    No Partner shall file a request pursuant to Code Section 6227 for an administrative adjustment of Partnership items for any taxable year without first notifying

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the other Partners and obtaining the consent of the General Partner. If the General Partner consents to the requested adjustment, the Tax Matters Partner shall file the request for the administrative adjustment on behalf of the Partners. If such consent is not obtained within 30 days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf. Any Partner intending to file a petition under Code Sections 6226 or 6228 (or another Code Section) with respect to any item involving the Partnership shall notify the other Partners of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Partner is the Partner intending to file such petition on behalf of the Partnership, such notice shall be given within a reasonable period of time to allow the other Partners to participate in selecting the forum in which such petition will be filed.

(e)    No Partner shall file a notice of inconsistent treatment under Code Section 6222(b) with respect to any Partnership items for any taxable year without first obtaining the consent of the General Partner.

(f)    The provisions of this Section 10.4 shall survive the termination of any Partner’s interest in the Partnership and shall remain binding on the Partnership and the Partners for so long as necessary to resolve with the IRS any and all matters regarding the U.S. federal income taxation of the Partners with respect to Partnership items (within the meaning of Code Section 6231(a)(3)).

(g)    The General Partner may appoint and replace a Partnership Representative and authorize the Partnership Representative to take any and all actions determined by the General Partner and permissible under Code Section 6223 and Treasury Regulations thereunder; provided, that (i) the Partnership Representative shall provide each Partner with notice of the commencement of an audit or other tax proceeding that could adversely affect the Partner; (ii) each Partner shall be entitled to participate in (but not control) any examination or tax proceeding involving the Partnership (and attend, through its representative, any related hearings or conferences) that could adversely affect the Partner at the Partner’s own expense; and (iii) the Partnership Representative shall not file an administrative adjustment request or enter into a settlement agreement with a taxing authority that adversely affects a Partner without that Partner’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 11

DISSOLUTION; WINDING-UP AND TERMINATION; LIQUIDITY RIGHTS

11.1    Dissolution.

(a)    Subject to Section 11.1(b), the Partnership shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”) and no other event shall cause the Partnership’s dissolution:

(i)    the approval of the General Partner is obtained to wind up the Partnership and liquidate its assets;

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(ii)    at any time when there is no General Partner; provided, however, that the lack of a General Partner shall not cause a dissolution of the Partnership if the business of the Partnership is continued and the appointment of a replacement general partner (effective as of the date of the event that caused the General Partner to cease to be a general partner of the Partnership) is approved by Special Partner Approval within 180 days of the date that notice of the event that caused the General Partner to cease to be a general partner of the Partnership is given to the Limited Partners; and

(iii)    entry of a decree of judicial dissolution of the Partnership under the Act.

(b)    If the Liquidation Event described in Section 11.1(a)(ii) shall occur, the Partnership shall not be dissolved, and the business of the Partnership shall be continued, if the requirements of the proviso to Section 11.1(a)(ii) are satisfied (a “Continuation Election”).

(c)    Except as otherwise provided in this Section 11.1, to the maximum extent permitted by the Act, the death, retirement, Resignation, expulsion, Bankruptcy or dissolution of a Partner or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Partnership shall be continued without dissolution.

11.2    Winding-Up and Termination. On the occurrence of a Liquidation Event, unless a Continuation Election is made, the General Partner may select one or more Persons to act as liquidator or may itself act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Partnership expense, including reasonable compensation to the liquidator if approved by the General Partner. Until final distribution, the liquidator shall continue to operate the Partnership properties with all of the power and authority of the General Partner. The steps to be accomplished by the liquidator are as follows:

(a)    as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities and operations;

(b)    the liquidator shall pay, satisfy or discharge from Partnership funds all of the debts, liabilities and obligations of the Partnership (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine);

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(c)    the assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 11.4(d) to have received cash equal to its Fair Market Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners;

(d)    all remaining assets of the Partnership shall be distributed to the Partners as follows:

(i)    First, to the holders of Class A Preferred Units in accordance with their respective Class A Percentage Interests until there has been distributed in respect of each Class A Preferred Unit then outstanding an amount equal to the sum of (x) the Class A Preferred Unit Purchase Price plus (y) the Cumulative Class A Preferred Unit Arrearage, if any, with respect to such Class A Preferred Unit as of the date of distribution;

(ii)    Second, to the holders of Class AQ Units and Class B Preferred Units in accordance with their respective Second Tier Percentage Interests until there has been distributed (A) in respect of each Class AQ Unit then outstanding an amount equal to the sum of (x) the Class AQ Unit Purchase Price plus (y) the Cumulative Class AQ Unit Arrearage, if any, with respect to such Class AQ Unit as of the date of distribution plus (z) the Cumulative Second Tier Arrearage, if any, with respect to such Class AQ Unit as of the date of distribution and (B) in respect of each Class B Preferred Unit then outstanding an amount equal to the sum of (x) the Class B Preferred Unit Purchase Price plus (y) the Cumulative Class B Preferred Unit Arrearage, if any, with respect to such Class B Preferred Unit as of the date of distribution plus (z) the Cumulative Second Tier Arrearage, if any, with respect to such Class B Preferred Unit as of the date of distribution; provided, however, that no distribution shall be made in respect of a Class AQ Unit or Class B Preferred Unit, as applicable, pursuant to this Section 11.2(d)(ii) in excess of the sum of (A) the Class AQ Unit Purchase Price or Class B Preferred Unit Purchase Price, as applicable, plus (B) the Cumulative Class AQ Unit Arrearage or Cumulative Class B Preferred Unit Arrearage, as applicable, with respect to such Unit plus (C) the Cumulative Second Tier Arrearage with respect to such Unit; And

(iii)    Thereafter, to the Limited Partners in accordance with their respective Percentage Interests.

All distributions in kind to the Partners shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Partnership has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee in accordance with this Section 11.2. The distribution of cash or property to the Partners in accordance with the provisions of this Section 11.2 constitutes a complete return to such Partner of its Capital Contributions and a complete distribution to the Partners of its

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Partnership Interests and all the Partnership’s property and constitutes a compromise to which all Partners have consented. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds.

11.3    Deficit Capital Accounts. No Partner shall be required to pay to the Partnership, to any other Partner or to any third party any deficit balance which may exist from time to time in the Partner’s Capital Account.

11.4    Certificate of Cancellation. On completion of the distribution of Partnership assets as provided herein, the General Partner (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation or other applicable instrument in relation to the Partnership with the Secretary of State of the State of Delaware in accordance with the Act, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Partnership. Upon the filing of the certificate of cancellation or other applicable instrument in relation to the Partnership, the existence of the Partnership shall cease, except as may be otherwise provided by the Act or other applicable Law.

ARTICLE 12

GENERAL PROVISIONS

12.1    Offset. Whenever the Partnership is to pay or distribute any sum to any Partner, any amounts that such Partner, in its capacity as a Partner, owes the Partnership, whether pursuant to this Agreement or another Transaction Document, may be deducted from that sum before payment or distribution.

12.2    Notices.

(a)    Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)    if to the Partnership, at the address of its principal executive office; and

(ii)    if to a current Partner, at the address given for the Partner on Schedule I hereto.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail, as the case may be; and shall, if delivered by nationally recognized overnight delivery service, be deemed received the second Business Day after the date of deposit with the delivery service.

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(b)    Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3    Entire Agreement; Supersedure. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Partners relating to the subject matter herein and supersedes all prior contracts or agreements with respect to such subject matter, whether oral or written.

12.4    Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

12.5    Amendment or Restatement; Power of Attorney.

(a)    Subject to Section 12.5(b), this Agreement (including any Exhibit or Schedule hereto) may only be amended, modified, supplemented or restated, and any provisions of this Agreement may only be waived, with the approval of the General Partner (and without the approval of any other Person); provided, however, that:

(i)    any amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Limited Partners in their capacity as a holder of a specific series of Partnership Interests in a disproportionate and adverse manner, other than in a de minimis respect, compared to other Limited Partners in their capacities as holders of the same series of Partnership Interests shall also require the prior written consent of Limited Partners holding a majority of the Partnership Interests so disproportionately and adversely affected;

(ii)    any amendment, modification, supplement, restatement or waiver (other than in connection with the Initial Public Offering or a Drag-Along Transaction properly initiated and consummated in accordance with this Agreement) that would (A) alter or change the rights, preferences or privileges of the Class A Preferred Units or (B) result in the issuance of additional Class A Preferred Units, Senior Securities or Parity Securities (other than, in the case of each of clause (A) and (B) of this Section 12.5(a)(ii), in connection with an issuance of Partnership Interests that is permitted by Section 7.3 to be approved solely by the General Partner, in which case such amendment, modification, supplement, restatement or waiver shall only require the approval of the General Partner) shall also require the prior written consent of Limited Partners holding a majority of the Class A Preferred Units; and

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(iii)    any amendment, modification, supplement, restatement or waiver (other than in connection with the Initial Public Offering or a Drag-Along Transaction properly initiated and consummated in accordance with this Agreement) that would alter or change the rights, preferences or privileges of the Class AQ Units (other than in connection with an issuance of Partnership Interests that is permitted by Section 7.3 to be approved solely by the General Partner, in which case such amendment, modification, supplement, restatement or waiver shall only require the approval of the General Partner) shall also require the prior written consent of Limited Partners holding a majority of the Class AQ Units.

(b)    Notwithstanding anything to the contrary in this Section 12.5:

(i)    this Agreement shall be deemed to be automatically amended from time to time to reflect issuances and Transfers of Partnership Interests made in compliance with this Agreement without requiring the further consent of any party to this Agreement; and

(ii)    the Partners’ Schedules may be amended from time to time by the General Partner in accordance with Section 3.7(d) without requiring the consent of any other Person.

(c)    Each Partner agrees to be bound by each and every amendment, modification, supplement, restatement or waiver of this Agreement approved and adopted in accordance with this Section 12.5 even if such Partner did not execute or consent to such amendment, modification, supplement, restatement or waiver; provided that the foregoing is not an agreement to or waiver of any Partner’s right to dispute that such amendment, modification, supplement, restatement or waiver was approved and adopted in accordance with this Section 12.5; and provided further, that each Partner shall be provided with a copy of each and every such amendment, modification, supplement, restatement or waiver of this Agreement upon the approval or adoption of such amendment, modification, supplement, restatement or waiver (provided that a Partner shall not be entitled to receive a copy of any such waiver that does not adversely affects the rights, obligations, powers or preferences of such Partner, other than in a de minimis respect).

(d)    Each Limited Partner hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful agent and attorney-in-fact, with full power of substitution to its Affiliates and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any amendment, modification, supplement, restatement or waiver of any provision of this Agreement that has been approved or made as herein provided but only insofar as it has been made or approved as herein provided; (ii) all instruments required or necessary to comply with the provisions of this Agreement and applicable Law or to permit the Partnership to become

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or to continue as a limited partnership or other entity wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (iii) all instruments required or necessary to reflect a change or modification of this Agreement in accordance with this Agreement (including changes to the Partners Schedules); (iv) all instruments required or necessary to admit Additional Limited Partners and Substituted Limited Partners to the Partnership and to issue additional Units or other Partnership Interests (or securities convertible into or exercisable or exchangeable for Partnership Interests) in accordance with this Agreement; (v) all instruments required or necessary to to facilitate the Initial Public Offering in accordance with this Agreement; (vi) all instruments required or necessary, to effect the dissolution and termination of the Partnership pursuant to the provisions of this Agreement; and (vii) all other instruments not inconsistent with the terms of this Agreement which may be required to give effect to the provisions of this Agreement on behalf of the Partnership or which may be required by law to be filed on behalf of the Partnership.

(e)    With respect to each Limited Partner and each Additional Limited Partner or Substituted Limited Partner, the foregoing power of attorney: (i) is coupled with an interest and given to secure a proprietary interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Limited Partner; (ii) may be exercised by the General Partner either by signing separately as attorney-in-fact for such Limited Partner or, after listing all of the Limited Partners executing an instrument, by a single signature of the General Partner acting as attorney-in-fact for all of them; and (iii) shall survive the Transfer by such Limited Partner of all or any portion of the Partnership Interests held by such Limited Partner; except that, where the assignee of the whole of such Limited Partner’s interest has been approved by the General Partner for admission to the Partnership as an Additional Limited Partner or Substituted Limited Partner, the power of attorney of the assignor shall survive such Transfer for the sole purpose of enabling the General Partner to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

(f)    If Treasury Regulations or other administrative announcements promulgated under the provisions of the Bipartisan Budget Act of 2015 are adopted as final (or temporary) rules (the “New Rules”), the General Partner is authorized to make such amendments to this Agreement (including provisions for any safe harbor election authorized by the New Rules) as the General Partner determines to be necessary or advisable to comply with, administer or reflect the New Rules and to administer the effects of such provisions in an equitable manner.

12.6    Binding Effect; No Third Party Beneficiaries. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Partnership and each Partner and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Partnership and each Partner intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and permitted assigns any legal or

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equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained; provided that the Covered Persons shall be third party beneficiaries of Article 8. The rights under this Agreement may be assigned by a Partner to a transferee of all or a portion of such Partner’s Partnership Interests transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Partnership Interests so transferred; it being understood that the assignment of any rights under this Agreement shall not constitute admission to the Partnership as a Partner unless and until such transferee is duly admitted as a Partner in accordance with this Agreement.

12.7    Governing Law; Severability; Limitation of Liability.

(a)    THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)    The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Delaware Chancery Courts located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, over any claims, suits, actions, proceedings or other disputes: (i) arising out of, resulting from or relating in any way to this Agreement or any of the transactions contemplated hereby (including any claims suits, actions, proceedings or other disputes to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among the Partners or of the Partners to the Partnership, or the rights or powers of, or restrictions on, the Partnership or the Partners); (ii) involving any claims, suits, actions, proceedings or other disputes brought in a derivative manner on behalf of the Partnership; (iii) asserting any claim of any breach of any duty owed by any P&D Covered Person to the Partnership or the Partners; (iv) asserting any claim arising pursuant to any provision of the Act; or (v) asserting any claim governed by the internal affairs doctrine, and each party irrevocably agrees that all claims in respect of such dispute may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such dispute, in each case regardless of whether such claims, suits, actions, proceedings or other disputes sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, proceeding or counterclaim of the nature specified in this

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subsection (b) by the mailing of a copy thereof in the manner specified by the provisions of Section 12.2. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)    Each party hereto agrees not to, and waives any right to, assert in any such claim, suit, action, proceeding or other dispute that: (i) such party is not personally subject to the jurisdiction (A) of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed or, (B) if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, of any other court located in the State of Delaware with subject matter jurisdiction or of any other court to which proceedings in such lower court may be appealed; (ii) such claim, suit, action, proceeding or other dispute is brought in an inconvenient forum; or (iii) the venue of such claim, suit, action, proceeding or other dispute is improper.

(d)    In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Act, such provision of the Certificate or the Act shall control. If any provision of the Act provides that it may be varied or superseded in the agreement of a limited partnership (or otherwise by agreement of the partners of a limited partnership), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(e)    If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.8    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Partnership and each Partner shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

12.9    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or portable document format (PDF) counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

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12.10    Outside Counsel. Each signatory to this Agreement acknowledges and agrees that such signatory has been represented by separate outside counsel in connection with the transactions contemplated hereby and further acknowledges and agrees that Vinson & Elkins L.L.P. has acted as counsel solely to GPM and not to the Partnership, the General Partner or any of the other Limited Partners other than GPM in connection with the transactions contemplated hereby. Each signatory to this Agreement acknowledges and agrees that the interests of the Limited Partners (as a group) have not been represented by outside counsel in connection with the formation of the Partnership or the negotiation and execution of this Agreement and the other Transaction Documents.

12.11    No Presumption. Each party to this Agreement acknowledges that, in the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature Pages Follow]

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

IN WITNESS WHEREOF, the Partners have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first set forth above.

GENERAL PARTNER:

GPM PETROLEUM GP, LLC

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chairman, Chief Executive Officer and President

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first set forth above.

LIMITED PARTNERS:

GPM INVESTMENTS, LLC

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

WOC SOUTHEAST HOLDING CORP.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chief Executive Officer

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	Chief Financial Officer

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first set forth above.

OPPENHEIMER STEELPATH MLP SELECT 40 FUND

By:	/s/ Robert Coble
Name:	Robert Coble
Title:	Vice President

OPPENHEIMER STEELPATH MLP INCOME FUND

By:	/s/ Robert Coble
Name:	Robert Coble
Title:	Vice President

Solely with respect to Sections 6.9(a) and 6.9(e) of this Amended and Restated Agreement of Limited Partnership:

OFI STEELPATH, INC.

By:	/s/ Robert Coble
Name:	Robert Coble
Title:	Vice President

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

SIGNATURE PAGE

IN WITNESS WHEREOF, the Partners have executed this Second Amended and Restated Agreement of Limited Partnership as of the date first set forth above.

FUEL USA, LLC

By:	/s/ Fuel USA, LLC
Name:	Donald R. Draughon Jr.
Title:	Chief Executive Officer

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

SIGNATURE PAGE

EXHIBIT A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in the regulations promulgated under the Securities Act.

“Act” means the Delaware Revised Uniform Limited Partnership Act and any successor statute, as hereafter amended from time to time.

“Additional Limited Partner” means any Person that is not already a Limited Partner who acquires (a) a portion of the Limited Partner Interests held by a Limited Partner from such Limited Partner or (b) newly issued Limited Partner Interests from the Partnership and, in each case, is admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 3.7.

“Adjusted Capital Account” means the Capital Account maintained for each Partner, (a) increased by any amounts that such Partner is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Partner. The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Affiliate” means, when used with respect to a specified Person, any Person which directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person. For purposes of this Agreement, (a) the Partnership, on the one hand, and the Class A Purchasers, on the other hand, shall not be considered Affiliates solely by virtue of such Class A Purchasers holding Class A Preferred Units and (b) the Partnership, on the one hand, and any member of the Class AQ Group, on the other hand, shall not be considered Affiliates solely by virtue of such member of the Class AQ Group holding Class AQ Units.

“Agreement” means this Second Amended and Restated Agreement of Limited Partnership of the Partnership, as may be further amended and restated from time to time.

“Allocation Period” means any period (a) commencing on the date hereof or the day following the end of a prior Allocation Period and (b) ending on the last day of each Fiscal Year, the day preceding any day in which an adjustment to the Book Value of the Partnership’s properties pursuant to clause (b) of the definition of Book Value occurs, or any other date determined by the General Partner.

“Available Cash” means, as of any date of determination, the amount of cash and cash equivalents of the Partnership and its Subsidiaries less Cash Reserves, as determined by the General Partner.

“Bankruptcy” or “Bankrupt” means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-1

reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment’s having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Book Value” means, with respect to any property of the Partnership, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)    The initial Book Value of any property contributed by a Partner to the Partnership shall be the Fair Market Value of such property as of the date of such contribution;

(b)    The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with (i) the acquisition of an interest (or additional interest) in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution to the Partnership, (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership, (iii) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity, or by a new Partner acting in a member capacity or in anticipation of becoming a partner, (iv) the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g)(1) (other than pursuant to Code Section 708(b)(1)(B)), (v) the acquisition of an interest in the Partnership by any new or existing Partner upon the exercise of a noncompensatory option in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(s), or (vi) any other event to the extent determined by the General Partner to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Partnership shall adjust the Book Values of its properties in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(c)    The Book Value of property distributed to a Partner shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution;

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-2

(d)    The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (e) of the definition of Profits or Losses or Section 5.3(h); provided, however, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the General Partner reasonably determines an adjustment pursuant to clause (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and

(e)    If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Article 5.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Richmond, Virginia or New York, New York are authorized or required by Law to close.

“Business Opportunity” is defined in Section 7.4(b).

“Capital Account” is defined in Section 4.2(a).

“Capital Contribution” means with respect to any Partner, the amount of money and the initial Book Value of any property (other than money) contributed to the Partnership by such Partner. Any reference in this Agreement to the Capital Contribution of a Partner will include Capital Contributions made by a predecessor holder of such Partner’s Units to the extent the Capital Contribution was made in respect of Units transferred to such Partner.

“Cash Reserves” means the aggregate cash reserves approved in good faith by the General Partner in connection with the determination of Available Cash as being the amount appropriate to account for all debts, liabilities and obligations of the Partnership and its Subsidiaries incurred or anticipated to be incurred by the Partnership and its Subsidiaries in the ordinary course of business, including: (a) all operating costs and expenses; (b) ad valorem taxes and assessments on real and personal property of the Partnership and its Subsidiaries; (c) the aggregate amount of interest and fees (including commitment, agency and other fees) related to indebtedness for borrowed money incurred by the Partnership and its Subsidiaries under any debt agreement (including the Credit Facility (as defined in the GP LLC Agreement)) that will become due and payable and principal that (on a current basis) will become due and payable; (d) the payment of the Minimum Monthly Distribution to the holders of Class A Preferred Units and Class AQ Units in future periods; and (e) a contingency amount, as determined in good faith by the General Partner, to account for unanticipated expenses.

“Certificate” is defined in Section 2.1.

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-3

“Change of Control” means the occurrence of any of the following events: (i) the General Partner withdraws or is removed as the general partner of the Partnership, (ii) the General Partner transfers any portion of its General Partner Interest to a Third Party, or (iii) any merger, consolidation or other transaction involving the Partnership, the General Partner or GPM and a Third Party, whether in one or a series of related transactions, which results in one or more Persons directly or indirectly acquiring control over more than 50% of the equity interests of the Partnership, the General Partner or GPM, as applicable; provided, however that a Change of Control of GPM shall not be deemed to have occurred so long as Arie Kotler retains, directly or indirectly, the power to direct or cause the direction of management or policies of the General Partner and the Partnership (whether through ownership of equity interests, by contract or otherwise) following any such transaction or series of related transactions.

“Class A Group” means (a) the Class A Purchasers and (b) any other Partner or transferee of Partnership Interests directly or indirectly (in the chain of title) from a Class A Purchaser that would qualify as a Permitted Transferee of such Class A Purchaser.

“Class A IPO Common Units” is defined in Section 6.6(b).

“Class A IPO Condition” is defined in Section 6.6(b).

“Class A Percentage Interest” means as of any date of determination and as to any Limited Partner holding Class A Preferred Units, the quotient obtained by dividing (a) the number of Class A Preferred Units held by such Limited Partner by (b) the total number of outstanding Class A Preferred Units.

“Class A Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class A Preferred Unit in this Agreement. A Class A Preferred Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Class A Preferred Unit Arrearage” means, with respect to any Class A Preferred Unit, with respect to any completed Month on or after January 31, 2016, the excess, if any, of (a) the Minimum Monthly Distribution with respect to such Class A Preferred Unit in respect of such Month over (b) the amount distributed with respect to such Class A Preferred Unit in respect of such Month pursuant to Section 5.1(b)(i); provided that the Class A Preferred Unit Arrearage in respect of any Month in which the Partnership has sufficient Available Cash to pay the full Minimum Monthly Distribution contemplated by Section 5.1(b)(i) but fails to do so shall be (i) $0.25 minus (ii) the amount distributed with respect to such Class A Preferred Unit in respect of such Month pursuant to Section 5.1(b)(i).

“Class A Preferred Unit Purchase Agreement” is defined in the recitals.

“Class A Preferred Unit Purchase Price” means $20.00; provided, however, that if, after the Effective Date, the Partnership (a) makes a distribution on its Class A Preferred Units in Class A Preferred Units, (b) subdivides or splits its outstanding Class A Preferred Units into a greater number of Class A Preferred Units, (c) combines or reclassifies its Class A Preferred

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-4

Units into a smaller number of Class A Preferred Units or (d) issues by reclassification of its Class A Preferred Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Class A Preferred Unit Purchase Price shall be proportionately adjusted, effective immediately after the Record Date in the case of a distribution and effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification; such adjustment shall be made successively whenever any event described above shall occur.

“Class A Purchasers” means Oppenheimer Steelpath MLP Select 40 Fund and Oppenheimer Steelpath MLP Income Fund.

“Class AQ Group” means (a) Fuel USA, (b) any other Partner or transferee of Partnership Interests directly or indirectly (in the chain of title) from a member of the Class AQ Group that would qualify as a Permitted Transferee of such member of the Class AQ Group and (c) any other Person who acquires Class AQ Units and who the General Partner expressly designates as a member of the Class AQ Group in a written resolution.

“Class AQ IPO Common Units” is defined in Section 6.6(c).

“Class AQ IPO Condition” is defined in Section 6.6(c).

“Class AQ IPO Shortfall” is defined in Section 6.6(c).

“Class AQ Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Class AQ Units.

“Class AQ Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Class AQ Units; provided that any additional Class AQ Units shall not be considered Parity Securities for purposes of this Agreement.

“Class AQ Percentage Interest” means as of any date of determination and as to any Limited Partner holding Class AQ Units, the quotient obtained by dividing (a) the number of Class AQ Units held by such Limited Partner by (b) the total number of outstanding Class AQ Units.

“Class AQ Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property or distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), or both, ranks senior to the Class AQ Units.

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-5

“Class AQ Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class AQ Unit in this Agreement. A Class AQ Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Class AQ Unit Arrearage” means, with respect to any Class AQ Unit, with respect to any completed Month after the Effective Date, the excess, if any, of (a) the Minimum Monthly Distribution with respect to such Class AQ Unit in respect of such Month over (b) the amount distributed with respect to such Class AQ Unit in respect of such Month pursuant to Section 5.1(b)(iii).

“Class AQ Unit Purchase Price” means $20.00; provided, however, that if, after the Effective Date, the Partnership (a) makes a distribution on its Class AQ Units in Class AQ Units, (b) subdivides or splits its outstanding Class AQ Units into a greater number of Class AQ Units, (c) combines or reclassifies its Class AQ Units into a smaller number of Class AQ Units or (d) issues by reclassification of its Class AQ Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Class AQ Unit Purchase Price shall be proportionately adjusted, effective immediately after the Record Date in the case of a distribution and effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification; such adjustment shall be made successively whenever any event described above shall occur.

“Class AQ Purchased Units” is defined in Section 6.5(d)(ii).

“Class B IPO Units” is defined in Section 6.6(d).

“Class B Percentage Interest” means as of any date of determination and as to any Limited Partner holding Class B Preferred Units, the quotient obtained by dividing (a) the number of Class B Preferred Units held by such Limited Partner by (b) the total number of outstanding Class B Preferred Units.

“Class B Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Class B Preferred Unit in this Agreement. A Class B Preferred Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Class B Preferred Unit Arrearage” means, with respect to any Class B Preferred Unit, with respect to any completed Month on or after the Effective Date, the excess, if any, of (a) the Minimum Monthly Distribution with respect to such Class B Preferred Unit in respect of such Month over (b) the amount distributed with respect to such Class B Preferred Unit in respect of such Month pursuant to Section 5.1(b)(v).

“Class B Preferred Unit Purchase Price” means $20.00; provided, however, that if, after the Effective Date, the Partnership (a) makes a distribution on its Class B Preferred Units in

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-6

Class B Preferred Units, (b) subdivides or splits its outstanding Class B Preferred Units into a greater number of Class B Preferred Units, (c) combines or reclassifies its Class B Preferred Units into a smaller number of Class B Preferred Units or (d) issues by reclassification of its Class B Preferred Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Class B Preferred Unit Purchase Price shall be proportionately adjusted, effective immediately after the Record Date in the case of a distribution and effective immediately after the effective date in the case of a subdivision, split, combination, or reclassification; such adjustment shall be made successively whenever any event described above shall occur.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to the Common Units in the Third A&R LPA.

“Competitor” means a Person that (a) (i) is an operating company (and not a financial institution, private equity fund or infrastructure fund) and (ii) is engaged in the operation of gas stations or convenience stores or the wholesale distribution of motor fuels, or (b) is the general partner of a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

“Confidential Information” means all information, trade secrets, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, including all such information relating to strategies, corporate opportunities, research, financial and sales data, project locations, prospect locations, prospect leads, the identity of customers or acquisition targets (or contacts within their organizations) and all writings or materials of any type constituting or embodying any of such information, ideals, concepts, improvements, discoveries, inventions and other similar forms of expression that are obtained by or on behalf of a Partner from any member of the Partnership Group or any of their respective representatives, other than information which (a) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Partner, (b) was or becomes available to such Partner on a nonconfidential basis prior to disclosure to the Partner by a member of the Partnership Group or any of their respective representatives, (c) was or becomes available to the Partner from a source other than a member of the Partnership Group and their respective representatives; provided that such source is not known by such Partner to be bound by a confidentiality agreement with any member of the Partnership Group, or (d) is independently developed by such Partner without the use of any such information received under this Agreement.

“Continuation Election” is defined in Section 11.1(b).

“Contributed Assets” is defined in the recitals.

GPM PETROLEUM LP

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-7

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Covered Person” means any Officer Covered Person, P&D Covered Person or Partnership Representative, whether or not, in the case of any Partnership Representative, such Person continues to have such status.

“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

“Cumulative Class A Preferred Unit Arrearage” means, with respect to any Class A Preferred Unit as of any point in time, the excess, if any, of (a) the sum of all Class A Preferred Unit Arrearages, if any, with respect to such Class A Preferred Unit, as of such point in time, over (b) the sum of any distributions theretofore made pursuant to Section 5.1(b)(ii) with respect to such Class A Preferred Unit.

“Cumulative Class AQ Unit Arrearage” means, with respect to any Class AQ Unit as of any point in time, the excess, if any, of (a) the sum of all Class AQ Unit Arrearages, if any, with respect to such Class AQ Unit, as of such point in time, over (b) the sum of any distributions theretofore made pursuant to Section 5.1(b)(iv) with respect to such Class AQ Unit.

“Cumulative Class B Preferred Unit Arrearage” means, with respect to any Class B Preferred Unit as of any point in time, the excess, if any, of (a) the sum of (x) the Pre-Effective Date Class B Preferred Unit Arrearage with respect to such Class B Preferred Unit, if any, plus (y) the sum of all Class B Preferred Unit Arrearages with respect to such Class B Preferred Unit as of such point in time over (b) the sum of any distributions theretofore made pursuant to Section 5.1(b)(vi) with respect to such Class B Preferred Unit.

“Cumulative Second Tier Arrearage” means, with respect to any Class AQ Unit or Class B Preferred Unit as of any point in time, the excess, if any, of (a) the sum of all Second Tier Arrearages, if any, with respect to such Class AQ Unit or Class B Preferred Unit, as applicable, as of such point in time, over (b) the sum of any distributions theretofore made pursuant to Section 5.1(b)(viii) with respect to such Class AQ Unit or Class B Preferred Unit, as applicable.

“Current Distributions” means, with respect to any Class A Preferred Unit, as of the date that any conversion or redemption of or Drag-Along Transaction with respect to such Class A Preferred Unit is completed, an amount equal to the sum of (a) with respect to any completed Month immediately preceding the Month in which such conversion, redemption or Drag-Along Transaction, as applicable, is completed, in respect of which a distribution with respect to such Class A Preferred Unit has been declared but for which the Payment Date has not yet occurred, an amount equal to the Minimum Monthly Distribution, plus (b) with respect to the Month in which such conversion, redemption or Drag-Along Transaction, as applicable, is completed, an amount equal to the Minimum Monthly Distribution, multiplied by a fraction of which the numerator is the number of days in the period beginning on the first day of such Month and ending on the date on which such conversion, redemption or Drag-Along Transaction, as applicable, is completed and the denominator is the total number of days in such Month.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-8

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the General Partner.

“Drag-Along Condition” is defined in Section 6.4(a).

“Drag-Along Transaction” means: (a) any consolidation, conversion, merger or other business combination involving the Partnership in which the outstanding Partnership Interests are exchanged for or converted into cash, securities of a corporation or other business organization or other property, other than the Initial Public Offering; (b) a sale or other disposition of all or substantially all of the assets of the Partnership to be followed promptly by a Liquidation Event with respect to the Partnership or a distribution of all or substantially all of the net proceeds of such disposition after payment or other satisfaction of liabilities and other obligations of the Partnership; or (c) the sale by all the Limited Partners of all their Limited Partner Interests in a single transaction or series of related transactions, other than pursuant to Section 6.5 or Section 6.6.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Election Period” is defined in Section 6.7(b).

“Eligible Purchaser” means any Limited Partner holding Class A Preferred Units that certifies to the Partnership’s reasonable satisfaction that such holder is an Accredited Investor.

“Eligible Purchaser Persons” is defined in Section 6.7(d).

“Eligible Seller” means any Limited Partner holding Class A Preferred Units, Class AQ Units or Class B Preferred Units.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-9

“Eligible Seller Persons” is defined in Section 6.5(j).

“Equity Interests” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the time of issuance or upon the passage of time or the occurrence of some future event and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Excess Requested Class A Preferred Units” is defined in Section 6.5(d)(ii).

“Excluded Business Opportunity” is defined in Section 7.4(b).

“Excluded Unit Issuance” is defined in Section 6.7(a).

“Fair Market Value” means a determination reasonably made by the General Partner of the cash value of specified asset(s) that would be obtained in a negotiated, arm’s length transaction between an informed and willing buyer and an informed and willing seller, with such buyer and seller being unaffiliated, neither such party being under any compulsion to purchase or sell, and without regard to the particular circumstances of either such party. In the case of a determination of the Fair Market Value of any Unit, such Fair Market Value shall be determined without regard to minority interest, marketability or other potential discounts, but instead shall be based upon proceeds that the relevant Units would be entitled to receive if all the assets of the Partnership on hand as of the date of determination were sold for cash equal to their Fair Market Values, all liabilities of the Partnership were satisfied in cash in accordance with their terms and all remaining or resulting cash were distributed to the Partners in in accordance with Section 5.1(b).

“First Amended Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership.

“First Notice” is defined in Section 6.7(b).

“Fiscal Year” means the fiscal year of the Partnership which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Fuel USA” is defined in the recitals.

“Fuel USA Contributed Assets” is defined in the recitals.

“Fuel USA Contribution Agreement” is defined in the recitals.

“GAAP” means U.S. generally accepted accounting principles.

“General Partner” means GPM Petroleum GP, LLC, a Delaware limited liability company, or any other Person permitted by the Act who becomes a successor or additional general partner of the Partnership as provided in this Agreement, in such Person’s capacity as the general partner of the Partnership.

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SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

EXHIBIT A-10

“General Partner Interest” means any Partnership Interest held by the General Partner in its capacity as the General Partner.

“GP Board” means the Board of Directors of the General Partner.

“GP LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of the Original Effective Date, as amended, supplemented and restated from time to time.

“GP Manager” means a member of the GP Board.

“GPM” means GPM Investments, LLC, a Delaware limited liability company.

“GPM Contribution Agreement” is defined in the recitals.

“GPM Group” means, for so long as such Persons hold Partnership Interests, GPM, WOCSE and each transferee of Partnership Interests directly or indirectly (in a chain of title) from GPM or WOCSE (unless GPM or WOCSE, as applicable, determines that such transferee will not be a member of the GPM Group at the time of such Transfer).

“Incentive Distribution Rights” means a non-voting Limited Partner Interest, which Limited Partner Interest will confer upon the holder thereof only the rights and obligations specifically provided in the Third A&R LPA with respect to Incentive Distribution Rights.

“Inclusion Notice” is defined in Section 6.5(c).

“Inclusion Right” is defined in Section 6.5(c).

“Initial LP Interest” means the 100% limited partner interest in the Partnership owned by GPM pursuant to the Original Agreement.

“Initial Public Offering” means any underwritten initial public offering by the Partnership of Common Units pursuant to a Registration Statement pursuant to which such Common Units are authorized and approved for listing on a National Securities Exchange.

“Initial Unit Price” means, with respect to the Common Units and the Subordinated Units, the initial public offering price per Common Unit at which the underwriters first offered the Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement.

“Initiating Partner(s)” is defined in Section 6.4(a).

“Institutional Investor Group” means each Institutional Investor, each of their respective Affiliates (other than the General Partner, the Partnership and its Subsidiaries) and each GP Manager.

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EXHIBIT A-11

“Institutional Investor Indemnitees” is defined in Section 8.1(g).

“Institutional Investor Indemnitors” is defined in Section 8.1(g).

“Institutional Investors” means (a) each member of the GPM Group; (b) each member of the Class A Group; (c) each member of the Class AQ Group; and (d) each such Person’s respective Affiliates (other than the General Partner, the Partnership and its Subsidiaries).

“IPO Closing Date” means the date on which the sale of the Common Units by the Partnership pursuant to the Initial Public Offering is consummated.

“IPO Conditions” are, collectively, the Class A IPO Condition and the Class AQ IPO Condition.

“IPO Excess Amount” is defined in Section 6.9(c).

“IRR” means, with respect to any Class A Preferred Unit, as of any time of determination, the actual annual pre-tax rate of return, compounded annually, on the Class A Preferred Unit Purchase Price, taking into account all distributions paid in respect of such Class A Preferred Unit and all proceeds received in exchange for the Transfer or conversion of such Class A Preferred Unit, other than any amounts distributed in respect of such Class A Preferred Unit pursuant to Sections 5.1(b)(i) or (b)(ii) or in satisfaction of any Cumulative Class A Preferred Unit Arrearage or Current Distribution. In calculating IRR: (i) all Capital Contributions shall be considered to have been made on the Original Effective Date; (ii) all distributions and proceeds shall be considered to have been received on the date actually paid by the Partnership or the Transferee, as applicable; and (iii) IRR shall be calculated using the XIRR function in the most recent version of Microsoft Excel (or if such program is no longer available, such other software program for calculating IRR determined by the General Partner)

“Junior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks junior to the Class A Preferred Units.

“KY Fuel USA Contribution Agreement” is defined in the recitals.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international governmental authority or any political subdivision thereof and shall include, for the avoidance of doubt, the Act.

“Limited Partner” means any Person (but not any Affiliate or entity in which such Person has an equity interest) listed on Schedule I hereto as a limited partner or who is hereafter admitted to the Partnership as a limited partner as provided in this Agreement, but such term does not include any Person who has ceased to be a limited partner in the Partnership.

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“Limited Partner Interest” means any Partnership Interest held by a Limited Partner in its capacity as a Limited Partner.

“Liquidation Event” is defined in Section 11.1(a).

“Marketable Securities” means securities (a) that are traded on an established United States or foreign securities exchange or stock market, reported through the National Association of Securities Dealers, Inc. Automated Quotation System or comparable foreign over-the-counter trading system or otherwise traded over-the-counter, and (b) are either, after the expiration of any contractual lock-up period applicable in a Drag-Along Transaction or other sale of all or substantially all of the Partnership Interests, (i) freely tradeable, (ii) transferable by the recipient thereof pursuant to Rule 144 under the Securities Act, or any successor rule thereto (or similar rule in the case of foreign securities) without any volume limitations, or (iii) securities as to which the Partners receiving such securities shall have been offered the opportunity to cause such securities to become registered under the Securities Act, such registration to be maintained for a period of at least two years from such receipt (or, if earlier, until the shares are transferable pursuant to clause (b)(i) or (ii) of this sentence).

“Minimum Monthly Distribution” means (a) with respect to the Class A Preferred Units, $0.1667 per Unit per Month and (b) with respect to the Class AQ Units and the Class B Preferred Units, $0.1333 per Unit per Month (or, in each case, with respect to any Month that is less than a full calendar month, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such Month and the denominator is the total number of days in such calendar month), subject to any applicable adjustment pursuant to Sections 5.1(g) and 6.9(a)(iv).

“Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“MOIC” means, with respect to any Class A Preferred Unit, as of any time of determination, the number obtained by dividing (a) the amount of all distributions paid in respect of such Class A Preferred Unit and all proceeds received in exchange for the Transfer or conversion of such Class A Preferred Unit, other than any amounts distributed in respect of such Class A Preferred Unit pursuant to Sections 5.1(b)(i) or (b)(ii) or in satisfaction of any Cumulative Class A Preferred Unit Arrearage or Current Distribution, by (b) the Class A Preferred Unit Purchase Price.

“Month” means, unless the context requires otherwise, a calendar month, or, with respect to the calendar month in which any Unit is issued, solely with respect to such Unit, the portion of such calendar month after the date such Unit is issued.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section).

“New Rules” is defined in Section 12.5(f).

“New Units” is defined in Section 6.7(a).

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“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulation Section 1.704-2(b).

“Offer Period” is defined in Section 6.8(b).

“Offer Price” is defined in Section 6.8(b).

“Officer” means any officer of any member of the Partnership Group.

“Officer Covered Person” means (a) each current and former Officer (solely in such Person’s capacity as an Officer); and (b) each Person not identified in clause (a) of this definition who is or was an officer or employee of any member of the Partnership Group and who the General Partner expressly designates as an Officer Covered Person in a written resolution.

“Original Agreement” is defined in the recitals.

“Original Effective Date” is defined in the recitals.

“Over-Allotment Amount” is defined in Section 6.7(b).

“P&D Covered Person” means, (a) with respect to each Partner, (i) such Partner in its capacity as a Partner (including in its capacity as the General Partner or Tax Matters Partner, if applicable), (ii) each of such Partner’s officers, directors, liquidators, partners, equityholders, managers and members in their capacity as such, (iii) each of such Partner’s Affiliates (other than the Partnership and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholders, managers and members in their capacities as such) and (iv) any representatives, agents or employees of any Person identified in clauses (i)-(iv) of this clause (a) or any other Person who the General Partner expressly designates as an P&D Covered Person in a written resolution; and (b) each GP Manager, in such Person’s capacity as a GP Manager.

“Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Class A Preferred Units; provided that any additional Class A Preferred Units shall not be considered Parity Securities for purposes of this Agreement.

“Partner” means the General Partner or any of the Limited Partners.

“Partner Nonrecourse Debt” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(i)(1).

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EXHIBIT A-14

“Partnership” is defined in the preamble.

“Partnership Group” means the General Partner, the Partnership and their respective Subsidiaries.

“Partnership Interest” means the interest of a Partner in the Partnership, which interest may be represented by Units representing all or a fractional part of such interest, including (a) rights to distributions (liquidating or otherwise), allocations, notices and information, and all other rights, benefits and privileges enjoyed by that Partner (under the Act, this Agreement or otherwise) in its capacity as a Partner; and (b) all obligations, duties and liabilities imposed on that Partner (under the Act, this Agreement, or otherwise) in its capacity as a Partner.

“Partnership Representative” has the meaning assigned to that term in Code Section 6223 and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.

“Partners Schedules” is defined in Section 3.6.

“Payment Date” is defined in Section 5.1(b).

“Percentage Interest” means as of any date of determination and as to any Limited Partner, the quotient obtained by dividing (a) the number of Units held by such Limited Partner by (b) the total number of outstanding Units. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.

“Permitted Transferee” means, with respect to any holder of Partnership Interests:

(a)    any Affiliate of such holder;

(b)    in the context of a distribution by such holder to its direct or indirect equity owners substantially in proportion to such ownership, the partners, members or shareholders of such holder;

(c)    with respect to any such holder that is a member of the Class A Group, any private equity fund or investment fund managed, advised or sub-advised, directly or indirectly, by SteelPath or an Affiliate thereof; and

(d)     with respect to any such holder that is a member of the Class AQ Group, any member of the GPM Group.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Pre-Effective Date Class B Preferred Unit Arrearage” means, with respect to any Class B Preferred Unit, the excess, if any, of (a) $0.1667 for each Month completed on or after the

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EXHIBIT A-15

Original Effective Date and prior to the Effective Date (or, with respect to any Month that is less than a full calendar month, the product of such amount multiplied by a fraction of which the numerator is the number of days in such Month and the denominator is the total number of days in such calendar month), over (b) the amount distributed with respect to such Class B Preferred Unit in respect of any Month ending prior to the Effective Date.

“Preferred Return” means, with respect to any Class A Preferred Unit, (a) prior to the first anniversary of the Original Effective Date, an amount sufficient to cause the MOIC of such Class A Preferred Unit to equal 1.1, and (b) from and after the first anniversary of the Original Effective Date, an amount sufficient to cause the IRR of such Class A Preferred Unit to equal 10%.

“Pro Rata Share” means, with respect to any Eligible Purchaser, a fraction (expressed as a percentage), the numerator of which equals the number of Units held of record by such Eligible Purchaser, and the denominator of which equals the total number of Units outstanding.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Partnership’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)    Any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(b)    Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses,” shall be subtracted from such taxable income or loss;

(c)    In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.3, be taken into account for purposes of computing Profits or Losses;

(d)    Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)    To the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-

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EXHIBIT A-16

1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(f)    Any items that are allocated pursuant to Section 5.3 shall not be taken into account in computing Profits and Losses.

“Proposed Purchaser” is defined in Section 6.7(a).

“Purchased Percentage” is defined in Section 6.5(d)(ii).

“Purchased Units” is defined in Section 6.5(d)(ii).

“Purchaser Monetization Rights Transferee” is defined in Section 6.9(e).

“Reclassification Event” is defined in Section 5.1(g).

“Record Date” is defined in Section 5.1(e).

“Registration Statement” means a Registration Statement on Form S-1 to be filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Public Offering.

“Regulatory Percentage Interest” means as of any date of determination and as to any member of the GPM Group participating in a Regulatory Sale, the quotient obtained by dividing (a) the number of Units held by such participating member of the GPM Group by (b) the total number of outstanding Units held by all participating members of the GPM Group.

“Regulatory Transfer” is defined in Section 6.8(a).

“Regulatory Transferors” is defined in Section 6.8(a).

“Representatives” is defined in Section 9.4(b).

“Requested Units” means the aggregate number of Units requested to be included in a Tag-Along Sale by all Eligible Sellers exercising their Inclusion Rights.

“Requesting Purchaser” is defined in Section 6.7(b).

“Resignation” means the resignation, withdrawal or retirement of a Partner from the Partnership as a Partner.

“Second Tier Arrearage” means, with respect to any Class AQ Unit or Class B Preferred Unit, with respect to any completed Month on or after the Effective Date, the excess, if any, of (a) the Second Tier Minimum Monthly Distribution with respect to such Class AQ Unit or Class

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EXHIBIT A-17

B Preferred Unit, as applicable, in respect of such Month over (b) the amount distributed with respect to such Class AQ Unit or Class B Preferred Unit, as applicable, in respect of such Month pursuant to Section 5.1(b)(vii).

“Second Tier Minimum Monthly Distribution” means $0.0334 per Unit per Month (or, with respect to any Month that is less than a full calendar month, it means the product of such amount multiplied by a fraction of which the numerator is the number of days in such Month and the denominator is the total number of days in such calendar month), subject to any applicable adjustment pursuant to Sections 5.1(g) and 6.9(a)(iv).

“Second Tier Percentage Interest” means as of any date of determination and as to any Limited Partner holding Class AQ Units or Class B Preferred Units, the quotient obtained by dividing (a) the number of Class AQ Units or Class B Preferred Units, as applicable, held by such Limited Partner by (b) the total number of outstanding Class AQ Units and Class B Preferred Units.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended and any successor statute or statues thereto.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property or distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), or both, ranks senior to the Class A Preferred Units.

“Special Partner Approval” means the approval of (a) the Limited Partners holding at least a majority of the outstanding Units and (b) the Limited Partners holding at least a majority of the outstanding Class A Preferred Units.

“SteelPath” means OFI SteelPath, Inc., a Delaware corporation.

“Subordinated Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Subordinated Unit in the Third A&R LPA.

“Subsidiary” means, with respect to any Person: (a) any corporation, partnership, limited liability company or other entity a majority of the Equity Interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such Person or any direct or indirect Subsidiary of such Person; (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner; or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

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“Substituted Limited Partner” means any Person who acquires a Limited Partner Interests from a Limited Partner and is admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 3.7.

“Tag-Along Offer” is defined in Section 6.5(a).

“Tag-Along Price” is defined in Section 6.5(a).

“Tag-Along Sale” is defined in Section 6.5(a).

“Tag-Along Transferee” is defined in Section 6.5(a).

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including but not limited to any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Matters Partner” has the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 10.4(a).

“Tax Return” means any return, election, declaration, report, schedule, return, document, opinion or statement, including any amendments or attachments thereof, which are required to be submitted to any governmental agency having authority to assess taxes.

“Third A&R LPA” is defined in Section 6.6(a).

“Third Party” means, with respect to any Partner, any Person, including any other Partner, that is not a Permitted Transferee with respect to such first Partner or the original holder of the related interest.

“Total IPO Units” is defined in Section 6.6(a).

“Transaction Documents” means (a) this Agreement, (b) the GP LLC Agreement, (c) the GPM Contribution Agreement, (d) the Class A Preferred Unit Purchase Agreement and (e) the Fuel USA Contribution Agreements.

“Transfer,” including the correlative terms “Transferring,” and “Transferred,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Partnership Interests (or any interest, pecuniary or otherwise, therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Partnership Interests is transferred or shifted to another Person.

“Transferor” is defined in Section 6.5(a).

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“Transferor Requested Percentage” means the percentage determined by dividing (a) the total number of Class B Preferred Units that the Transferor proposes to sell in a Tag-Along Sale by (b) the total number of outstanding Class B Preferred Units then held by the Transferor.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar substitute proposed or final Treasury Regulations.

“Units” means, the Class A Preferred Units, Class AQ Units, Class B Preferred Units and any other Partnership Interest classified as a Unit pursuant to Section 3.7, collectively.

“VA Fuel USA Contribution Agreement” is defined in the recitals.

“WOCSE” means WOC Southeast Holding Corp., a Delaware corporation.

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EXHIBIT A-20